UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☒	Definitive Proxy Statement

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☐	Soliciting Material under § 240.14a-12

IBERIABANK CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of 2013

Meeting

and

Proxy Statement

April 12, 2013

To Our Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of IBERIABANK Corporation to be held in the Cabildo Room at the Hotel Inter-Continental, 444 St. Charles Avenue, New Orleans, Louisiana, on Monday, May 6, 2013, at 4:00 p.m., Central Time.

The matters to be considered by shareholders at the Annual Meeting are described in the accompanying materials. Also enclosed is an Annual Report to Shareholders for 2012. Directors, officers and other regular employees of the Company, as well as representatives of the Company’s independent registered public accounting firm, will be present to respond to any questions shareholders may have.

The Board of Directors welcomes and appreciates the interest of all our shareholders in the Company’s affairs, and encourages those entitled to vote at the Annual Meeting to take the time to do so. We hope you will attend the Annual Meeting. Whether or not you expect to be personally present, please vote your shares by signing, dating and promptly returning the enclosed proxy card in the accompanying postage-paid envelope, by telephone using the toll-free telephone number printed on the proxy card, or by voting on the Internet using the instructions printed on the proxy card. This will assure that your shares are represented at the Annual Meeting.

Even though you execute this proxy, vote by telephone or vote via the Internet, you may revoke your proxy at any time before it is exercised by giving written notice of revocation to the Secretary of the Company, by executing and delivering a later-dated proxy (either in writing, telephonically or via the Internet) or by voting in person at the Annual Meeting. If you attend the Annual Meeting, you will be able to vote in person if you wish to do so, even if you have previously returned your proxy card, voted by telephone or via the Internet.

Your vote is important to us. We appreciate your prompt attention to this matter, and your continued support of, and interest in, IBERIABANK Corporation.

Sincerely,

Daryl G. Byrd
President and Chief Executive Officer

Phone 337-521-4012 • FAX  337-521-4021 • 200 West Congress Street • Post Office Box 52747 • Lafayette, LA  70505-2747

IBERIABANK CORPORATION

200 West Congress Street

Lafayette, Louisiana 70501

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 6, 2013

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of IBERIABANK Corporation (the “Company”) will be held in the Cabildo Room at the Hotel Inter-Continental, 444 St. Charles Avenue, New Orleans, Louisiana, on Monday, May 6, 2013, at 4:00 p.m., Central Time (the “Meeting”), for the purpose of considering and acting on the following:

1.	election of four directors, each for a three-year term expiring in 2016;

2.	ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013;

3.	advisory vote to approve Named Executive Officer compensation; and

4.	such other business as may properly come before the Meeting or any adjournments or postponements thereof.

Only shareholders of record at the close of business on March 20, 2013, are entitled to notice of, and to vote at, the Meeting or any adjournments or postponements thereof.

By Order of the Board of Directors

Robert B. Worley, Jr.
Secretary

Lafayette, Louisiana

April 12, 2013

Important Notice Regarding the Availability of Proxy Materials for the

2013 Annual Meeting of Shareholders to be held on May 6, 2013

This Notice and Proxy Statement, the Company’s 2012 Annual Report to Shareholders and the Company’s

Annual Report on Form 10-K for the year ended December 31, 2012 are available electronically at

http://www.iberiabank.com/Proxy2013

Whether or not you expect to attend the Meeting, please vote by Internet, or telephone, or complete the enclosed proxy and return promptly in the postage – paid envelope provided. If you vote by Internet or telephone, use the instructions on the enclosed proxy card. If you attend the Meeting, you may vote either in person or by proxy. Any proxy previously executed may be revoked by you in writing or in person at any time prior to its exercise.

IBERIABANK CORPORATION

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

MAY 6, 2013

This Proxy Statement is being furnished to our shareholders in connection with the solicitation of proxies by the Board of Directors for use at the 2013 Annual Meeting of Shareholders to be held on May 6, 2013, or at any adjournments or postponements thereof (the “Annual Meeting”).

Your proxy will be voted in the manner you specify if you vote properly and timely by the Internet or telephone or if you complete and return the enclosed proxy card. You may revoke your proxy by notifying our Secretary in writing, by delivering a properly executed proxy of later date (either in writing, telephonically or via the Internet) to the Secretary at or before the Annual Meeting, or by voting in person at the Annual Meeting.

This Proxy Statement was mailed to each shareholder of record at the voting record date, on or about April 12, 2013.

Questions and Answers

■	Who may vote?

You may vote if you were a holder of IBERIABANK Corporation (“IBKC” or the “Company”) common stock at the close of business on March 20, 2013, which is the record date of the Annual Meeting. Each share of common stock entitles its holder to one vote on each matter to be voted on at the Annual Meeting.

Participants in our Retirement Savings Plan (the “Plan”) will receive a Voting Authorization Form for the common stock owned through this plan. If you hold shares as a participant in the Plan and you do not provide the Plan trustee with voting instructions on any matter (either by not returning a Voting Authorization Form or voting by phone or online or due to incomplete voting instructions) and you do not vote in person by attending the Annual Meeting, your shares will be voted in the same proportion as the shares for which voting instructions were provided by other participants. The Voting Authorization Form will serve as voting instructions for the Plan trustee.

■	What may I vote on?

You may vote on:

—	the election of four nominees to serve as directors, for three-year terms expiring in 2016;
—	the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013;
—	a Board proposal for a non-binding advisory resolution to approve the compensation of Named Executive Officers; and
—	such other business as may properly come before the Annual Meeting, or any adjournment or postponement thereof.

■	How does the Board of Directors recommend I vote?

The Board recommends that you vote:

—	FOR each of the nominees for director;
—	FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2013; and
—	FOR the Board proposal for a non-binding advisory resolution to approve the compensation of Named Executive Officers.

■	If I am a stockholder of record of IBKC shares, how do I cast my vote?

If you are a holder of record of IBKC common stock, you may vote in person at the Annual Meeting. We will give you a ballot at the Annual Meeting.

If you do not wish to vote in person or if you will not be attending the Annual Meeting, you may vote by proxy. If you received a printed copy of these proxy materials by mail, you may vote by proxy using the enclosed proxy card, vote by proxy on the Internet, or vote by proxy over the telephone. The procedures for voting by proxy are as follows:

—

To vote by proxy using the enclosed proxy card (if you received a printed copy of these proxy materials by mail), complete, sign and date your proxy card and return it promptly in the envelope provided;

—	To vote by proxy on the Internet, go to http://www.rtcoproxy.com/ibkc to complete an electronic proxy card. You will need the 9-digit Control Number included on your proxy card; or
—

To vote by proxy over the telephone dial 1-855-730-0805 (the toll-free phone number listed on your proxy card under the heading “To Vote by Telephone”) using a touch-tone phone and follow the recorded instructions.

If you vote by proxy, your vote must be received by 12:00 p.m., Eastern Time, on May 6, 2013 to be counted.

You may vote on the Internet or by telephone any time prior to 3:00 a.m., Eastern Time, on May 6, 2013.

We provide Internet proxy voting to allow you to vote your shares on-line, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

■	If I am a beneficial owner of IBKC shares, how do I vote?

If you are a beneficial owner of shares of IBKC common stock held in street name and you received a printed copy of these proxy materials by mail, you should have received a voting instruction card with these proxy materials from the organization that is the record owner of your shares rather than from us. If you are a beneficial owner of shares held in street name and you received a notice by mail, you should have received the notice from the organization that is the record owner of your shares rather than from us. Beneficial owners that received a printed copy of these proxy materials by mail from the record owner may complete and mail that voting instruction card or may vote by telephone or over the Internet as instructed by that organization in the voting instruction card. Beneficial owners that received a notice by mail from the record owner should follow the instructions included in the notice to view the Proxy Statement and transmit their voting instructions. A beneficial owner planning to vote in person at the Annual Meeting must obtain a valid proxy from the record owner. To request the requisite proxy form, follow the instructions provided by your broker or contact your broker.

■	May I change my vote?

If you are a holder of record of shares of IBKC common stock, you may change your vote or revoke your proxy at any time before your shares are voted at the Annual Meeting by:

—	voting again by telephone or over the Internet;
—	sending us a proxy card dated later than your last vote;
—	notifying the Secretary of IBKC in writing; or
—	voting at the Annual Meeting.

■	How many votes do the proposals need in order to be approved?

Directors are elected by a plurality of the votes cast (Proposal I). Shareholders may vote “FOR” or “WITHHOLD” authority to vote for each nominee for the Board of Directors. If you withhold authority to vote with respect to any nominee, your shares will be counted for purposes of establishing a quorum, but will have no effect on the election of that nominee.

Our Board has adopted a majority voting policy which applies to an uncontested election of directors. Under this policy, any nominee for director who receives a greater number of votes “WITHHOLD” from his or her election than votes “FOR” such election is required to promptly tender his or her resignation following certification by the Secretary of the shareholder vote. The Nominating and Governance Committee would then consider the resignation and make a recommendation to our Board as to the action to be taken. This policy does not apply in contested elections. For more information, see “Proposal I — Election of Directors — Majority Voting for Directors; Director Resignation Policy.”

The affirmative vote of a majority of the votes actually cast is required for: (i) ratification of the appointment of the independent registered public accounting firm (Proposal II), and (ii) the advisory vote to approve named executive compensation (Proposal III). Shareholders may vote “FOR”, “AGAINST”, or “ABSTAIN” on Proposal II and on Proposal III. If you abstain from voting on Proposal II or III, your shares will be counted as present for purposes of establishing a quorum, but will not be counted as a vote cast for the proposal and will have no effect on the proposal.

If you just sign and submit your proxy card without voting instructions, your shares will be counted for purposes of establishing a quorum, and will be voted “FOR” each director nominee and “FOR” each of Proposal II and III.

■	Is cumulative voting permitted for the election of directors?

No. You may not cumulate your vote for the election of directors.

■	What are broker non-votes?

A broker “non-vote” occurs when your broker submits a proxy for your shares but does not indicate a vote for a particular proposal because the broker does not have discretionary authority to vote and has not received specific instructions from you. Under the rules of the New York Stock Exchange, if your broker holds shares in your name and delivers this Proxy Statement to you, the broker generally has authority to vote the shares on “routine” matters. Proposal II is a matter we believe will be considered “routine”; even if the broker does not receive instructions from you, the broker is entitled to vote your shares in connection with the Proposal. The other Proposals (I and III) are matters we believe will be considered “non-routine”; the broker is not entitled to vote your shares without instructions. Shares held in street name which have been designated by brokers as not voted (“broker non-votes”) will not be counted as votes cast. Broker non-votes, however, will be treated as shares present for purposes of determining a quorum.

■	How many outstanding shares are there?

At the close of business on March 20, 2013, which is the record date for the Annual Meeting, there were 29,694,878 shares of IBKC common stock, par value $1.00 per share, outstanding and entitled to vote.

■	What constitutes a quorum?

The presence, in person or by proxy, of the holders of a majority of our total voting power will constitute a quorum at the Annual Meeting. Only shareholders of record at the close of business on March 20, 2013, are entitled to notice of, and to vote at, the Annual Meeting.

■	Will my vote be confidential?

Proxy instructions, ballots, and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within IBKC or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, and (3) to facilitate a successful proxy solicitation.

■	How will voting be conducted on other matters raised at the Annual Meeting?

The form of proxy confers discretionary authority on the persons named therein to vote with respect to the election of any person as a director where the nominee is unable to serve or for good cause will not serve. It also confers discretionary authority with respect to matters incident to the conduct of the Annual Meeting and with respect to any other matter presented to the Annual Meeting if notice of such matter has not been delivered to us in accordance with our Articles of Incorporation. Except for procedural matters incident to the conduct of the Annual Meeting, we do not know of any other matters that are to come before the Annual Meeting. If any other matters are properly brought before the Annual Meeting as to which proxies in the accompanying form confer discretionary authority, the persons named in the accompanying proxy will vote the shares represented by such proxies on such matters as determined by a majority of the Board of Directors.

■	Who will bear the cost of soliciting votes for the Annual Meeting?

We will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials and soliciting votes. If you choose to access the proxy materials and/or vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. Additional solicitation of proxies or votes may be made in person, by telephone, or by electronic communication by our directors, officers, and other regular employees, who will not receive any additional compensation for such solicitation activities. We also have hired Georgeson Inc. to assist us in the distribution of proxy materials. We will pay Georgeson a fee of $7,000, plus customary costs and expenses for these services, and we will indemnify Georgeson against any losses arising out of Georgeson’s proxy solicitation services on our behalf. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses for forwarding materials to the beneficial owners of shares held of record by others.

■	Where can I find the voting results of the Annual Meeting?

We will disclose voting results in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission (“SEC”) within four business days after the Annual Meeting, which will also be available on our website.

■	When must shareholder proposals be submitted for the 2013 Annual Meeting?

Shareholder proposals submitted for inclusion in our 2013 Proxy Statement must have been received in writing by our Secretary no later than the close of business on December 18, 2012. Shareholder proposals submitted outside the process for inclusion in the Proxy Statement must have been received from shareholders of record no later than March 17, 2013.

■

I share an address with another shareholder, and we received only one paper copy of the proxy materials and 2012 Annual Report to Shareholders. How may I obtain an additional copy of the proxy materials and Annual Report?

We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the notice and, if applicable, the proxy materials and the 2012 Annual Report to Shareholders to multiple shareholders who share the same address unless we received contrary instructions from one or more of the multiple shareholders. This procedure reduces our printing costs, mailing costs, and fees. Shareholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon request, we will deliver promptly a separate copy of the notice and, if applicable, the proxy materials and/or Annual Report to any shareholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy of the notice and, if applicable, the proxy materials and/or Annual Report, shareholders may call 1-800-368-5948 or send a written request to:

Secretary

IBERIABANK Corporation

200 West Congress Street

Lafayette, LA 70501

PROPOSAL I - ELECTION OF DIRECTORS

Directors and Nominees

Our Articles of Incorporation provide that the Board of Directors will be divided into three classes as nearly equal in number as possible, with each class elected by the shareholders for staggered three-year terms. At the Annual Meeting, shareholders will be asked to elect one class of directors, consisting of four directors, for three-year terms expiring in 2016. The nominees of the Nominating and Corporate Governance Committee of the Board of Directors are currently directors and have not been nominated pursuant to any other arrangement or understanding with any person. Shareholders are not entitled to cumulate their votes for the election of directors.

Our Bylaws currently provide for a Board of 11 persons. The eligibility age limit under our Bylaws for the nomination and election of directors is 76 years.

Unless otherwise directed, each proxy executed and returned by a shareholder will be voted “FOR” the election of the four nominees listed below. In the unanticipated event that any nominee is unable or unwilling to stand for election at the time of the Annual Meeting, the Bylaws provide that the number of authorized directors will be automatically reduced by the number of such nominees unless the Board determines otherwise, in which case proxies will be voted for any replacement nominee or nominees recommended by the Nominating and Corporate Governance Committee. At this time, the Nominating and Corporate Governance Committee knows of no reason why any of the nominees might be unable to serve, if elected.

Consistent with our Corporate Governance Guidelines, the Nominating and Corporate Governance Committees seeks to nominate candidates with diverse experiences and perspectives and who have both the ability to contribute to some or various aspects of our business and a willingness to make the significant commitment of time and effort required of our directors. Community involvement and leadership are important criteria for our Board members. Each of the nominees listed below possess these attributes.

Majority Voting for Directors; Director Resignation Policy

In 2012, the Board of Directors approved an amendment to our Corporate Governance Guidelines regarding majority voting for directors. The Board reviewed corporate governance developments and an interested shareholder proposal on the subject of majority voting in the election of directors. The Board concluded that when shareholder “WITHHOLD” votes exceed “FOR” votes with regard to a director nominee, the Nominating and Corporate Governance Committee and the Board should carefully consider and assess whether it would be appropriate for the director nominee to remain on the Board.

As amended, the Corporate Governance Guidelines provide that in an uncontested director election, any nominee for director who receives a greater number of votes “WITHHOLD” from his or her election than votes “FOR” such election (a “Majority Withheld Vote”) would promptly tender his or her resignation following certification by the Secretary of the shareholder vote. The current plurality vote standard will be retained for contested director elections (elections in which the number of director nominees exceeds the number of Board seats).

The Nominating and Corporate Governance Committee would promptly consider the resignation offer, and a range of possible responses based on the circumstances that led to the Majority Withheld Vote, if known, and make a recommendation to the Board. The Board would act on the Committee’s recommendation within 90 days following certification of the shareholder vote.

If each member of the Committee received a Majority Withheld Vote at the same election, then the directors who did not receive a Majority Withheld Vote would consider the resignation offers and recommend to the Board whether to accept them. If three or fewer directors failed to receive a Majority Withheld Vote, all directors may participate in the action regarding the resignation offers. Any director who tenders his or her resignation pursuant to the Guidelines would not participate in the Committee’s recommendation or Board action regarding whether to accept his or her individual offer to resign. Thereafter, the Board would promptly disclose its decision-making process and decision regarding whether to accept the director’s resignation offer (or the reason(s) for rejecting the resignation offer, if applicable) in a Current Report on Form 8-K furnished to the SEC.

A link to the Corporate Governance Guidelines is on the “Investor Relations” portion of the Company’s website, at http://www.iberiabank.com.

Nominees For Terms To Expire in 2016

Elaine D. Abell

—	Resides in Lafayette, LA
—	Director Since 1993
—	71 Years of Age
—	Independent
—	Committees: Board Risk, Nominating and Corporate Governance and Investment

Elaine D. Abell is an attorney and the President of the Board of Directors for Fountain Memorial Funeral Home and Cemetery.

Ms. Abell is very engaged in the community, where she currently serves on the Board of Directors for the Women’s Foundation of Acadiana (Past Chairman), Citizens Advisory Committee of the Metropolitan Planning Organization (Past Chairman), Lafayette Metropolitan Expressway Commission (Chairman), University Medical Center Management Corporation and the LSU Research and Technology Foundation.

She is Past Chairman and former member of the Louisiana State University Board of Supervisors, Louisiana State Mineral Board, and the Community Foundation of Acadiana. Ms. Abell served on the Executive Committee of the Commission on Colleges (Southern Association of Colleges and Schools) and worked on Governor-Elect Mike Foster’s Transition Team for the Department of Natural Resources. She also served on the Council for a Better Louisiana Board, and the Academy of the Sacred Heart Board of Trustees, and is a Leadership Louisiana Member and a founding Board Member of Women’s and Children’s Hospital of Acadiana. She has been on the Junior League of Lafayette Board, Volunteer Center of Lafayette Board and was Past President of Southwest Louisiana Educational and Referral Center. Ms. Abell has worked extensively with the Greater Lafayette Chamber of Commerce Board where she served on the Executive Committee.

Ms. Abell has also been active on committees serving the Lafayette Volunteer Lawyers, National Alumni Board of the Paul M. Hebert Law Center at LSU, LSU Law Alumni Association and numerous other LSU committees and councils. Her honors include induction into the Louisiana State University Alumni Association’s

Hall of Distinction in 1997, designation in Women Who Mean Business (Times of Acadiana) in 2006, recipient of the Leah Hipple McKay Memorial Award for Outstanding Volunteerism presented by the Louisiana State Bar Association in 2007, and recognition as a Louisiana Pathfinder in 2011 by the Women’s Summit.

Ms. Abell’s legal experience, her community service and her contacts in markets served by IBERIABANK are among her qualifications to serve on the Board of Directors and provide significant value to the Board.

Angus R. Cooper, II

—	Resides in Mobile, AL
—	Director Since 2012
—	71 Years of Age
—	Independent
—	Committee: Nominating and Corporate Governance

Angus R. Cooper, II is the Chairman and Chief Executive Officer of Cooper/T. Smith Corporation, which is headquartered in Mobile, Alabama. Cooper/T. Smith Corporation is one of America’s oldest and largest stevedoring and maritime-related firms with operations on all three U.S. coasts, including the ports of New Orleans, Louisiana, Mobile, Alabama, and Houston, Texas, as well as foreign operations in Central and South America.

Mr. Cooper is a native of Mobile, Alabama. Mr. Cooper earned his Bachelor of Science degree from the University of Alabama in 1964. In 1995, he received the Transportation Award from the College of Commerce and Business Administration at the University of Alabama.

Mr. Cooper currently serves on the Board of Directors of the Coast Guard Foundation and Crescent Towing and Salvage Co., Inc. He formerly served on the Board of Trustees of The University of Alabama System. He is Vice President of the Crimson Tide Foundation and is a member of the Chief Executives Organization, Inc. He is chairman of the Senior Bowl, and of the Mobile Arts and Sports Association, and a member of the Mobile Area Chamber of Commerce, Mobile Carnival Association, Mobile Touchdown Club, Eastern Shore Art Association, New Orleans Business Council and the World Trade Center. Mr. Cooper is Honorary Chair for the Alabama Kidney Foundation. He was a former co-chairman of the Mobile Area United States Olympic Committee. In 1998, he received the World Trade Club Award. In 2004, he received the Bank One Junior Achievement Award and, in 2005, he was chosen as a Role Model for the Young Leadership Council. He was named “Maritime Person of the Year 2005” by the Propeller Club of New Orleans. He also received the 14th International Maritime Hall of Fame Award in 2007. In 2009, Mr. Cooper was inducted into the Alabama Academy of Honor. He also formerly served as Chairman of the Board of Commissioners of the Port of New Orleans, and a Director of the Federal Reserve Bank, Alabama Dry Dock and Shipbuilding, Inc., Boy Scouts of America, Children’s Hospital, and Mississippi Valley Bulk Exporters Council. Mr. Cooper is a regional director for Who’s Who in U.S. Companies, World Presidents’ Organization, World Business Council and the Executive Hall of Fame.

Mr. Cooper previously served on the Board of Directors of Whitney Holding Corporation from 1994 until its merger in 2011 with Hancock Holding Company.

Mr. Cooper’s experience as the chief executive officer of a large international company, his insight into markets served by IBERIABANK, business background and relationships, and his knowledge of the banking industry are among his qualifications to serve on the Board of Directors and provide significant value to the Board.

William H. Fenstermaker

—	Resides in Lafayette, LA
—	Director Since 1990
—	64 Years of Age
—	Independent

—	Committees: Nominating and Corporate Governance (Chairman), Compensation and Executive (Chairman)

William H. Fenstermaker is Chairman of the Board of IBERIABANK Corporation and IBERIABANK.

Mr. Fenstermaker is Chairman and Chief Executive Officer of C.H. Fenstermaker and Associates, Inc., a surveying, mapping, engineering and environmental consulting company that has been serving the oil and gas industry for over 60 years. The company is headquartered in Lafayette, Louisiana, with offices in Houston, Texas, New Orleans, Louisiana, Shreveport, Louisiana, Baton Rouge, Louisiana, San Antonio, Texas, and Montrose, Pennsylvania. The geographical coverage of his company gives him additional insight and connectivity into communities IBERIABANK also serves. Mr. Fenstermaker’s experience in the energy industry also provides IBERIABANK additional depth in a segment that we have targeted as a growth opportunity.

Mr. Fenstermaker is not only recognized as a leader in his field, but a leader in the state of Louisiana. Mr. Fenstermaker is a member of the World Presidents’ Organization, Chief Executives Organization, Committee of 100 for the State of Louisiana and the Phi Kappa Phi Honor Society. He serves on the Louisiana Board of Regents that coordinates all public higher education in Louisiana, and the Board of Trustees of Lafayette General Medical Center (as its Immediate Past Chairman), the largest full-service medical facility serving the Acadiana region. Mr. Fenstermaker also sits on the Board and is Past Chairman of the Louisiana Association of Business and Industry, Chairman of the University of Louisiana-Lafayette Foundation, Board of Directors and Past Chairman of the University of Louisiana Executive Advisory Council, Advisory Board of the Louisiana Geographical Survey, and the Board of Directors and Past Chairman of the Louisiana Oil and Gas Association and is a founder, Past Chairman, and Trustee of Blueprint Louisiana. The list of the key roles he has played with local non-profit, civic and business organizations is indicative of his commitment to the Lafayette community. His honors include Business Person of the Year (Times of Acadiana) in 1998, the Lafayette Civic Cup in 1999, the Boy Scouts of America Distinguished Citizen Award in 2001, and the Executive of the Year (Acadiana Business Magazine) in 2009. He also received an Honorary Doctorate of Science Degree from the University of Louisiana-Lafayette in 2003.

Mr. Fenstermaker’s business experience and relationships, his contacts in communities served by IBERIABANK and in the State of Louisiana, and his long-term relationship with and service to IBERIABANK are among his qualifications to serve on the Board of Directors and provide significant value to the Board.

O. Miles Pollard, Jr.

—	Resides in Baton Rouge, LA
—	Director Since 2003
—	75 Years of Age
—	Independent
—	Committees: Nominating and Corporate Governance, Audit and Compensation

O. Miles Pollard, Jr. is the President of Pollard Estates Development Corporation, a real estate development corporation headquartered in Baton Rouge, Louisiana. Mr. Pollard has an extensive mortgage banking and insurance background and has been involved in real estate investments for over 50 years. He previously served as Vice President of O.M. Pollard Corporation (real estate development); Past President and Director of Pollard Insurance Agency, Inc.; and Executive Vice President and co-owner of Troy-Nichols, Inc. (mortgage banking and insurance). He was also co-owner of PACT Capital in Monroe, Louisiana and served as a Director of Coca-Cola Bottling Company West, Inc., in Atlanta, Georgia. Mr. Pollard’s prior board experience with publicly traded companies includes First Commerce Corporation (Executive and Audit Committees); City National Bank (Executive and Loan Review Committees); John I. Jacob Shipping Company of London, England; United Companies of Baton Rouge, Louisiana (Executive, Audit and Compensation Committees); Palomar Financial of Monroe, Louisiana (Executive Committee); and Kimbrough Mortgage Company of Jackson, Mississippi (Executive Committee).

Mr. Pollard is Vice President for the Board of Trustees of the Burden Foundation in Baton Rouge, Louisiana. He has served as an Emeritus Board Member, Past Chairman of the Board and Treasurer for Longue Vue House and Gardens in New Orleans, Louisiana. He has served on the Board of Trustees of Avon Old Farms in

Avon, Connecticut, as Honorary Chairman for Ursuline Academy Capital Campaign (New Orleans, Louisiana) and on the Board of Directors for Episcopal High School, Baton Rouge, Louisiana. He attended Louisiana State University.

Mr. Pollard’s business experience and relationships, as well as his prior board experience with other publicly traded companies and his knowledge of the banking industry are among his qualifications to serve on the Board of Directors and provide significant value to the Board.

Directors Whose Terms Expire in 2014

Harry V. Barton, Jr.

—	Resides in Lafayette, LA
—	Director Since 1993
—	58 Years of Age
—	Independent
—	Committees: Audit (Chairman), Nominating and Corporate Governance and Executive

Harry V. Barton, Jr. is the owner of Barton Advisory Services, LLC and Harry V. Barton CPA, LLC where he is a Registered Investment Advisor and Certified Public Accountant. In 2009, he earned the AICPA designation of Personal Financial Specialist. Mr. Barton has over 30 years of experience in the accounting industry. His expertise in the industry includes audit, review and compilation of financial statements, as well as the preparation of individual and corporate tax returns and tax planning for business and high net worth clients. He is also experienced in consulting and advising on business mergers and acquisitions.

A native of Baton Rouge, Louisiana, Mr. Barton is a graduate of the University of Louisiana at Lafayette where he earned his Bachelor of Science in Business Administration. He is a Member of the American Institute of Certified Public Accountants, Personal Financial Planning Section, Tax Section, State Society of Louisiana CPAs and the Greater Lafayette Chamber of Commerce. He has been a member of the State Society of Louisiana CPAs Business Consulting and Personal Financial Planning Committees and served on the Board of the Lafayette General Hospital Membership Corporation. He has also served as past Chairman of the Community Foundation of Acadiana – Professional Advisors Sub-Committee.

Mr. Barton’s accounting, tax, and investment advisory experience, as well as his contacts in the local community, are among his qualifications to serve on the Board of Directors and as Chairman of the Audit Committee, and provide significant value to the Board.

E. Stewart Shea, III

—	Resides in New Iberia, LA
—	Director Since 1990
—	61 Years of Age
—	Independent
—	Committees: Compensation (Chairman), Nominating and Corporate Governance, Board Risk and Executive

E. Stewart Shea, III is Vice Chairman of the Board of IBERIABANK Corporation and IBERIABANK. Mr. Shea has served on the IBERIABANK Board of Directors since 1990 and currently serves as Chairman of the Compensation Committee and Co-Chairman of IBERIABANK’s New Iberia Advisory Board.

Mr. Shea began his career working for Houston-based M.W. Kellogg, a company specializing in heavy industrial construction. In 1975, he joined The Bayou Companies, LLC, a 65-year-old fourth generation family owned and operated business which provides various services to the domestic and international oil and gas pipeline industry and is headquartered at the Port of Iberia in New Iberia, Louisiana; Bayou Coating, LLC, headquartered in Baker, Louisiana which specializes in the application of external corrosion and internal flow assurance coatings to the domestic and international oil and gas pipeline markets; and Commercial Coating Services International, based in Conroe, Texas which offers custom coating, field applied girth weld services and lubricity coatings for the expanded tubular market. During his last 15 years with the company, he served in the capacity of Managing Partner for all of the Bayou affiliated entities and also sat on the Board of Directors. The company was sold to a publicly traded company in February 2009 in an asset based transaction; Mr. Shea continues to manage the remaining stock company now known as Bayou Holdings Company, LLC. He is also actively involved in other investments.

Mr. Shea earned a Bachelor of Science degree in Construction Technology and his Masters in Business Administration from Louisiana State University. Mr. Shea has been civically involved in the New Iberia and Acadiana communities and has served as past Chairman of The Iberia Industrial Development Foundation and the Port of Iberia Business Association; he has served on the Boards of Epiphany Day School and Catholic High School and also served as Past Section Leader for the United Way. He currently sits on the Board of the Community Foundation of Acadiana.

Mr. Shea was on the Board of, and served as Chairman of, INGAA (Interstate Natural Gas Association of America), an organization that speaks for the pipeline companies in the business of transporting natural gas. This affiliation, along with his years of experience in owning and managing an oil and gas service company, gives Mr. Shea additional insight and connectivity into the communities and markets that IBERIABANK serves.

Mr. Shea’s business experience and contacts both in the oil and gas pipeline industries and in the communities and markets served by IBERIABANK, as well as his long-term relationship with and service to IBERIABANK, are among his qualifications to serve on the Board of Directors and provide significant value to the Board.

David H. Welch

—	Resides in Lafayette, LA
—	Director Since 2005
—	64 Years of Age
—	Independent
—	Committees: Board Risk (Chairman), Nominating and Corporate Governance and Compensation

David H. Welch is Chairman of the Board, President, and Chief Executive Officer of Stone Energy Corporation. He has served as President and Chief Executive Officer and a Director of Stone Energy since 2004 and as Chairman of the Board since May 2012. Stone Energy is an independent oil and natural gas company engaged in the acquisition, exploration, exploitation, development and operation of oil and gas properties. Prior to joining Stone Energy, Dr. Welch held many executive positions with Amoco Onshore and later BP. His expertise in the energy industry provides us with insight into this opportunistic field.

Dr. Welch studied petroleum engineering at Louisiana State University and Colorado School of Mines, economics and chemical engineering at Tulane University, and business at Harvard University. He completed a doctoral dissertation entitled “World Oil Market Economics”. He has testified on multiple occasions before the U.S. Senate on energy related issues. An expert in the professional industry, Dr. Welch serves as a Director of Stone Energy Corporation, past chairman of the Offshore Energy Center, an executive director of the National Ocean Industries Association, a trustee of the Nature Conservancy and a director of Louisiana Association of Business and Industry. He also serves as Chairman of Upper Lafayette Economic Development Foundation and was the 2010 chairman of the Greater Lafayette Chamber of Commerce and 2011 Chairman of the United Way of Acadiana.

Dr. Welch’s experience and relationships in the energy industry, his experience as the chief executive officer and a director of another publicly traded company and his contacts in communities served by IBERIABANK are among his qualifications to serve on the Board of Directors and provide significant value to the Board.

DIRECTORS WHOSE TERMS EXPIRE IN 2015

Ernest P. Breaux, Jr.

—	Resides in New Iberia, LA
—	Director Since 1999
—	68 Years of Age
—	Independent
—	Committees: Nominating and Corporate Governance and Investment (Chairman)

Ernest P. Breaux, Jr. was the Chairman and Chief Executive Officer of Ernest P. Breaux Electrical, Inc., an electrical contracting company from 2005-2010. The company, headquartered in New Iberia, Louisiana, specializes in all fields of electrical instruction. Mr. Breaux was also Chairman and Chief Executive Officer of Equipment Tool Rental and Supply, Inc., Iberia Investment Group, LLC, and Iberia Investments Land Holdings, LLC. In September 2010, Mr. Breaux retired.

A native of New Iberia, Louisiana, Mr. Breaux was heavily involved in the electrical industry and within the communities he served. He continues to be an active member of the Institute of Electrical and Electronic Engineers, Louisiana Engineering Society (Registered Engineer), Associated Builders and Contractors (Past President) and the Iberia Industrial Development Foundation (Past Chairman). He is also a past member of the National Joint Apprenticeship Training Committee, Education Industry and Business Council (Past Co-Chairman), State of Louisiana Licensing Board for Contractors, State of Louisiana Work Force Development (under Governor Mike Foster) and the Vision 2000 Commission (City of New Iberia, Louisiana). Since January 2011, he has been a member of the Finance Committee of the Community Foundation of Acadiana.

His honors include the Patterson Award as Outstanding Electrical Apprentice of Southwest Chapter of NECA (NJATC) in 1967, Merit Shop Man of the Year (Associated Builders and Contractors) in 1992, the Integrity Award (Lafayette Better Business Bureau) in 1997, Outstanding Service as Chairman of Education, Industry and Business (Iberia Industrial Development Foundation) in 2001, Beam Club Award Recipient (ABC) in 2002 and the A.B. Paterson Medal for an Engineer in Management in 2005.

From 2001-2004, Mr. Breaux was Regional Operating Officer for Regions 1, 4 and Gulf Plains of Integrated Electrical Services, Inc. (“IES”). In August 2007, the SEC filed a complaint in the Southern District of Texas, Houston Division, against IES and certain of its former officers and employees, including Mr. Breaux. The complaint alleged that the former officers and employees aided and abetted IES’s violations of Sections 13(a) and 13(b) (2) (A) of the Securities Exchange Act of 1934 and Rules 12b-20, 13a-1, and 13a-13 thereunder. On August 30, 2007, Mr. Breaux, without admitting or denying the alleged disclosure and accounting violations, agreed to settle the SEC’s action by consenting to a permanent injunction against future violations.

Mr. Breaux’s business experience and contacts in the local community are among his qualifications to serve on the Board of Directors and provide significant value to the Board.

Daryl G. Byrd

—	Resides in Lafayette, LA
—	Director Since 1999
—	58 Years of Age
—	Not Independent
—	Committees: Executive and Investment

Daryl G. Byrd is President and Chief Executive Officer of IBERIABANK Corporation and IBERIABANK headquartered in Lafayette, Louisiana. He also serves on the Board of Directors of each organization.

A native of Columbia, South Carolina, Mr. Byrd began his banking career with Trust Company Bank of Georgia (now SunTrust) in 1980. In 1985, he moved from North Carolina having worked for BB&T, to Louisiana to lead commercial lending activities for First National Bank of Lafayette, a subsidiary of First Commerce Corporation. In 1990, Byrd was named President and CEO of Rapides Bank and Trust Company in Alexandria, another subsidiary bank of First Commerce Corporation. In 1992, he moved to First National Bank of Commerce, the lead bank for First Commerce Corporation, as Executive Vice President in charge of the commercial banking and mortgage banking groups. During his tenure in New Orleans with First Commerce, he also managed the strategic development for multiple businesses and had responsibility for other business lines and support functions. Following the First Commerce/Bank One merger, Mr. Byrd was named President and CEO of Bank One, Louisiana, New Orleans region. He joined IBERIABANK Corporation and IBERIABANK in mid-1999.

Mr. Byrd is the Federal Advisory Council representative for the Sixth District of the Federal Reserve System and is a member of the Federal Advisory Council, which is composed of 12 representatives of the banking industry and consults with and advises the Board of Governors of the Federal Reserve System on all matters within the Board’s jurisdiction.

Mr. Byrd has held leadership positions in numerous civic organizations in Lafayette, Alexandria, and New Orleans. He is currently a Member of the Board of Trustees for Eaglebrook School (Deerfield, Massachusetts), serves on the Board of A.B. Freeman School of Business Council (Tulane University) and on the Council of Directors for UAB Business School. He serves on the Board of the Louisiana Association of Business and Industry, the Greater New Orleans Foundation, and he is a current member of the Board of the New Orleans Museum of Art (NOMA). Mr. Byrd is also a member of the Committee of 100 for the State of Louisiana. He was recognized by the University of Alabama in Birmingham as the MBA Distinguished Alumnus in 2001 and has been a member of the World Presidents’ Organization – Louisiana Chapter since 2004. In 2012, Mr. Byrd was the recipient of the Weiss Award and was named Louisianian of the Year for Entrepreneur by Louisiana Life Magazine.

In the past, Mr. Byrd has chaired the United Way Campaigns in Acadiana, Central Louisiana, and New Orleans. He has also served on the Board of the Lafayette Downtown Development Authority, the Board for the Lafayette Chamber of Commerce, and the boards and executive committees of the New Orleans Chamber of Commerce and the Alexandria Chamber of Commerce. Finally, he has previously served on the Acadiana Arts Council, the United Way of Acadiana Board, the Rapides Educational Endowment Fund, the American Red Cross, the Salvation Army, the Acadiana Symphony Orchestra, and the Friends of the New Orleans Center of Creative Arts (N.O.C.C.A.).

Mr. Byrd earned a Bachelor of Science degree in Business Administration from Samford University in 1976 and a Master of Business Administration degree from the University of Alabama at Birmingham in 1978.

Mr. Byrd’s banking experience, his knowledge of our products and services and the regulatory environment in which we operate, as well as his relationships in the banking and financial industries are among his qualifications to serve on the Board of Directors and provide significant value to the Board.

John N. Casbon

—	Resides in New Orleans, LA
—	Director Since 2001
—	64 Years of Age
—	Independent
—	Committees: Nominating and Corporate Governance and Investment

John N. Casbon serves as Executive Vice President of First American Title Insurance Company and CEO and President of First American Transportation Title Insurance Company, a member of The First American Corporation (NYSE: FAF) family of companies. He has been associated with FAF for over 30 years.

A Florida native, Mr. Casbon graduated from Florida State University with degrees in both Real Estate Finance and Hotel Management and a major in marketing. As a community leader, he works to encourage businesses to assume pro-active civic roles for the betterment and improvement of New Orleans, Louisiana. He founded the New Orleans Police Foundation in 1995 for the purpose of linking businesses with the police department. He is Past Chairman of the Board of the Police Foundation. Mr. Casbon serves or has served on the boards of the American Land Title Association, the LSU Department of Psychiatry Advisory Board, the Louisiana Trooper Foundation, the Business Council of New Orleans and the River Region and The New Orleans/River Region Chamber of Commerce. He is a member of the Louisiana World Presidents’ Organization. Mr. Casbon received the 1998 FBI Director’s Community Leadership Award for his role in creating and leading the New Orleans Police Foundation, and was also the recipient of the Anti-Defamation League’s 1998 A.I. Botnick Torch of Liberty Award. In 1999, he was awarded the Mayor’s Medal of Honor.

Mr. Casbon’s experience in the title insurance industry and his knowledge of and contacts in markets served by IBERIABANK are among his qualifications to serve on the Board of Directors and provide significant value to the Board.

John E. Koerner, III

—	Resides in New Orleans, LA
—	Director Since 2012
—	70 Years of Age
—	Independent
—	Committees: Board Risk, Audit and Nominating and Corporate Governance

John E. Koerner, III has been the managing member of Koerner Capital, LLC, a private investment company, or the President of its predecessor, Koerner Capital Corporation, since 1995. From 1976 to 1995, he was President and co-owner of Barq’s, Inc. and its subsidiary, The Delaware Punch Company.

Mr. Koerner has been a director of Lamar Advertising Company since 2007 and a director of Legg Mason, Inc. since 1990. He serves on a number of other business boards, including St. Charles Pharmaceuticals, Mumboe, Inc., Geocent, LLC and Selltis, LLC.

Mr. Koerner is a member of a number of civic boards including The Nature Conservancy of Louisiana, of which he is Chairman of the Board of Trustees, and the World War II Museum. He served as Chairman of the New Orleans Regional Chamber of Commerce for 1995, was a past Co-Chairman of Metrovision, and was the 2002-2003 Chairman of the New Orleans Business Council.

Mr. Koerner has extensive experience in corporate finance, the management of capital intensive organizations, and capital markets. Through his service on other boards, Mr. Koerner also has experience with a broad range of corporate governance matters.

Mr. Koerner’s background and civic board service provide a link to markets served by IBERIABANK and are among his qualifications to serve on the Board of Directors, and provide significant value to the Board.

CORPORATE GOVERNANCE

Board of Directors and Shareholder Meetings

The Board of Directors met 11 times during the fiscal year ended December 31, 2012. All directors attended at least 75% of the total of all meetings of the Board of Directors and assigned committees in 2012. We encourage directors’ attendance at our annual shareholder meetings and request that directors make reasonable efforts to attend such meetings. All of the members of the Board of Directors attended the 2012 Annual Meeting of Shareholders.

Board Leadership Structure

Pursuant to our Bylaws, at the first meeting of each newly elected Board of Directors, or at such other time when there is a vacancy, the Board solicits input and nominations from its members and elects one of its members as Chairman to serve at the Board’s pleasure. The Chairman presides over each Board meeting and performs such other duties as may be incident to the office.

Although our Bylaws and Corporate Governance Guidelines would allow our Chairman to hold the position of Chief Executive Officer, it is the current policy of the Board to separate these offices. This separation allows our Chairman to maintain an independent role in management oversight. The Chairman of the Board also chairs the Nominating and Corporate Governance Committee.

Risk Management

Our Board of Directors recognizes that risk management is an enterprise–wide responsibility. Our Board assumes a significant role in risk management both through its actions as a whole and through its committees.

—

The Board Risk Committee assists the Board in fulfilling its responsibilities with respect to oversight of the Company’s consolidated risk management framework, including significant policies and practices used in managing strategic, credit, treasury, market, operational, compliance, reputation, legal and certain other risks. The Board Risk Committee’s role and its relationship and interaction with the Board and other committees regarding risk oversight are more fully described under “Committees of the Board – Board Risk Committee” and “Committee Interaction.”

—

The Compensation Committee evaluates, with our senior officers, risks posed by our compensation programs and seeks to limit any unnecessary or excessive risks these programs may pose to us, in order to avoid programs that might encourage such risks. The Compensation Committee’s role and its relationship and interaction with the Board, the Board Risk Committee and the Audit Committee are more fully described under “Committees of the Board – Compensation Committee,” “Committee Interaction” and “Compensation Committee Report.”

—

The Audit Committee reviews our systems to manage and monitor financial risk with management and our internal audit department. The Audit Committee’s role and its relationship and interaction with the Board, the Board Risk Committee and the Compensation Committee are more fully described under “Committees of the Board – Audit Committee” and “Committee Interaction.”

While each of these committees is responsible for evaluating certain risks and overseeing the management of these risks, the entire Board of Directors is regularly informed through committee reports about such risks.

In addition, the Board of Directors and executive management have appointed a Chief Risk Officer, who is an executive officer of the Company, to support the risk oversight responsibilities of the Board and its committees and to involve management in enterprise-wide risk management by establishing committees comprised of management personnel who are assigned responsibility for oversight of particular operational risks.

Board of Director Independence

Each year, the Board of Directors reviews the relationships that each director has with us and with other parties. Only those directors who do not have any of the categorical relationships that preclude them from being independent within the meaning of applicable NASDAQ listing standards and who the Board of Directors affirmatively determines have no relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director are considered to be “independent directors.” The Board of Directors has reviewed a number of factors to evaluate the independence of each of its members. These factors include its members’ relationships with us and our competitors, suppliers and customers; their relationships with management and other directors; the relationships their current and former employers have with us; and the relationships between us and other companies of which our Board members are directors or executive officers. After evaluating these factors, the Board of Directors has determined that Ms. Abell and Messrs. Barton, Breaux, Casbon, Cooper, Fenstermaker, Koerner, Pollard, Shea and Welch are independent directors of IBERIABANK Corporation within the meaning of applicable NASDAQ listing standards. Independent Board members met in executive session without management present seven times during the year ended December 31, 2012.

Shareholder Communications

Shareholders may communicate directly with members of the Board of Directors or the individual chairperson of a standing Board of Directors’ committee by writing directly to those individuals at the following address: 200 West Congress Street, Lafayette, Louisiana, 70501. Our general policy is to forward, and not to intentionally screen, any mail received at our corporate office. The Board of Directors reserves the right to revise this policy in the event it is abused, becomes unworkable or otherwise does not efficiently serve the policy’s purpose.

Codes of Ethics

The Board of Directors has adopted a Code of Ethics for the Chief Executive Officer and Senior Financial Officers. The Board of Directors also has adopted a Code of Ethics that applies to all officers, other employees and directors. Links to both codes of ethics are on the “Investor Relations” portion of our website at: http://www.iberiabank.com. Any waiver or substantial amendments of the codes of ethics applicable to our directors and executive officers also will be disclosed on our website.

Preferred Stock Issuance Representation

The Board of Directors represents that it will not, without prior shareholder approval, issue any series of preferred stock for any defensive or anti-takeover purpose, for the purpose of implementing any shareholder rights plan or with features specifically intended to make any attempted acquisition of the Company more difficult or costly. Subject to these limitations, the Board of Directors may issue preferred stock in connection with capital raising transactions, acquisitions, and joint ventures and for other corporate purposes that may have the effect of making such an acquisition more difficult or costly, as could also be the case if the Board of Directors were to issue additional shares of common stock. This representation is part of our Corporate Governance Guidelines, a link to which is in the “Investor Relations” portion of our website at: http://www.iberiabank.com.

Corporate Governance Guidelines

The Board of Directors has adopted written Corporate Governance Guidelines, which outline the Board’s responsibilities and duties to our shareholders, employees and customers, and to the communities in which we do business, to ensure that we operate with the highest professional, ethical, legal and socially responsible standards. The Guidelines address a number of matters relating to our directors, including Board composition and qualifications, functions of the Board and committees of the Board.

The Guidelines also address the following matters of corporate governance:

—

No director of our Company may serve on more than three other public company boards. It is expected that each director will be available to attend substantially all meetings of the Board and any committees on which he or she will serve.

—

Directors are required to submit a letter of resignation to the Board upon a job change. There should be an opportunity for the Board through the Nominating and Corporate Governance Committee to review the appropriateness of Board membership under the circumstances.

—	Employee directors should offer to resign from the Board upon their resignation, removal or retirement as an officer of the Company.

—

Specific Company stock ownership guidelines for both directors and Named Executive Officers have been established. These stock ownership guidelines are described in this Proxy Statement under “Compensation Discussion and Analysis — Stock Ownership Guidelines.” Adoption of these guidelines was intended to ensure that the interests of directors and Named Executive Officers are aligned with the interests of our shareholders.

—	The Company supports and encourages directors’ periodic participation in continuing education programs to assist them in performing their corporate governance responsibilities.

—

In an uncontested election of directors, any nominee for director who receives a greater number of votes “WITHHOLD” from his or her election than votes “FOR” such election shall promptly tender his or her resignation following certification by the Secretary of the shareholder vote. The Nominating and Governance Committee would then consider the resignation and make a recommendation to our Board as to the action to be taken. This guideline does not apply in contested elections. For more information about this policy, see “Proposal I — Election of Directors — Majority Voting for Directors; Director Resignation Policy.”

A link to these guidelines is on the “Investor Relations” portion of our website at: http://www.iberiabank.com.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables include, as of the record date (March 20, 2013), certain information as to the common stock beneficially owned by:

—

persons or entities, including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, who or which was known to us to be the beneficial owner of more than 5% of our common stock;

—	our directors;
—	our Named Executive Officers identified in the Summary Compensation Table elsewhere herein; and
—	all of our directors and executive officers as a group.

	Common Stock Beneficially Owned as of December 31, 2012
Name and Address of Beneficial Owner	Amount	Percentage
BlackRock, Inc.(1)	1,631,216	5.54%
40 East 52nd Street
New York, NY 10022

The Vanguard Group, Inc. (2)	1,573,150	5.34%
100 Vanguard Blvd.
Malvern, PA 19355

AllianceBerstein L.P.(3)	1,579,800	5.40%
1345 Avenue of the Americas
New York, NY 10105

(1)

As reported on Schedule 13G/A, dated as of February 4, 2013 and filed with the SEC on February 8, 2013, BlackRock, Inc., a Delaware corporation, has sole voting power and sole dispositive power with respect to the shares.

(footnotes continued on following page)

(2)	As reported on Schedule 13G, dated as of February 7, 2013, and filed with the SEC on February 13, 2013, The Vanguard Group, Inc., a Pennsylvania corporation, has sole voting power with respect to 46,104 shares, sole dispositive power with respect to 1,528,846 shares and shared dispositive power with respect to 44,304 shares. Vanguard Fiduciary Trust Company and Vanguard Investments Australian, LTD, each a wholly owned subsidiary of The Vanguard Group, are the beneficial owners of 44,304 shares and 1,800 shares, respectively, as a result of serving as investment managers of collective trust accounts and Australian investment offerings, respectively.
(3)

As reported on Schedule 13G, dated as of February 11, 2013, and filed with the SEC on February 13, 2013, AllianceBernstein L.P. may be deemed to be the beneficial owner of 1,579,800 shares as of December 31, 2012, acquired on behalf of client discretionary investment advisory accounts. AllianceBernstein has sole voting power over 1,360,096 shares and sole dispositive power over 1,545,599 shares. AllianceBernstein L.P. is a majority owned subsidiary of AXA Financial, Inc. and an indirect majority owned subsidiary of AXA SA. AllianceBernstein L.P. may be deemed to share beneficial ownership with AXA reporting persons by virtue of 34,201 shares of common stock acquired on behalf of the general and special accounts of the affiliated entities for which AllianceBernstein L.P. serves as a subadvisor.

	Common Stock Beneficially Owned as of
	Record Date (1) (2) (3) (4)

Directors:	Amount	Percentage

Elaine D. Abell	50,876(5)	*
Harry V. Barton, Jr.	34,474	*
Ernest P. Breaux, Jr.	29,865	*
Daryl G. Byrd	390,616(5)	1.31%
John N. Casbon	11,613	*
Angus R. Cooper, II	30,000	*
William H. Fenstermaker	54,527(5)	*
John E. Koerner, III	1,000	*
O. Miles Pollard, Jr.	10,838(5)	*
E. Stewart Shea, III	78,758(5)	*
David H. Welch	7,276

Named Executive Officers who are not directors:

Anthony J. Restel	70,409	*
Michael J. Brown	198,375	*
John R. Davis	147,492	*
Jefferson G. Parker	67,229	*
All directors and executive officers as a group (23 persons)	1,366,379	4.53%

* Represents less than 1% of the outstanding common stock.

(1)	Unless otherwise indicated, shares are held with sole voting and dispositive power.

(2)

Includes shares of common stock owned directly by directors and executive officers, as well as shares held by their spouses, minor children and trusts of which they are trustees. Also includes shares allocated to the accounts of participants in our Retirement Savings Plan.

(footnotes continued on following page)

(3)

Includes all shares that may be acquired upon the exercise of stock options, including those vesting within 60 days of the record date, as follows: 3,125 shares by Ms. Abell; 3,125 shares by Mr. Barton; 197,927 shares by Mr. Byrd; 3,125 shares by Mr. Casbon; 3,125 shares by Mr. Fenstermaker; 3,125 shares by Mr. Pollard; 3,125 shares by Mr. Shea; 33,446 shares by Mr. Restel; 77,677 shares by Mr. Brown; 67,628 shares by Mr. Davis; 17,536 shares by Mr. Parker; and 478,593 shares by all directors and executive officers as a group.

(4)

Includes unvested restricted shares that may be voted by the following persons: 54,549 shares by Mr. Byrd; 20,243 shares by Mr. Restel; 25,913 shares by Mr. Brown; 20,214 shares by Mr. Davis; 30,014 shares by Mr. Parker; and 235,840 shares by all directors and executive officers as a group.

(5)

Includes the following shares of common stock pledged as security for loans from unaffiliated parties: Ms. Abell – 11,259 shares; Mr. Byrd – 115,335 shares; Mr. Pollard – 5,650 shares; Mr. Shea – 7,714 shares; Mr. Fenstermaker – 19,086 shares.

In addition to beneficial ownership of common stock, some of our executive officers hold shares of “phantom stock” that are not reported in the security ownership table but represent additional financial interests that are subject to the same market risks as common stock. The value of these phantom shares is the same as the value of the corresponding number of shares of common stock. As of the record date, executive officers named in the security ownership table hold a pecuniary interest in the following number of shares of phantom stock: 18,842 shares by Mr. Byrd; 6,117 shares by Mr. Restel; 6,605 shares by Mr. Brown; 5,421 shares by Mr. Davis; 10,730 shares by Mr. Parker; and 72,282 shares by all executive officers as a group.

See “Compensation Discussion and Analysis – Stock Ownership Guidelines” regarding stock ownership guidelines for directors and Named Executive Officers. The stock ownership guidelines are part of the IBERIABANK Corporation Corporate Governance Guidelines. A link to the Corporate Governance Guidelines is on the “Investor Relations” portion of our website, at: http://www.iberiabank.com.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, requires each of our directors and executive officers, and each beneficial owner of more than 10% of our common stock, to file with the SEC an initial report on Form 3 of the person’s beneficial ownership of our equity securities and subsequent reports on Form 4 regarding changes in ownership. On the basis of reports and representation of our directors, executive officers and greater than 10% shareholders, we believe that each person subject to the filing requirements with respect to us satisfied all required filing requirements during 2012.

COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors of the Company has established six committees: the Audit Committee, the Nominating and Corporate Governance Committee, the Compensation Committee, the Board Risk Committee, the Executive Committee and the Investment Committee. A link to the charter of each of these committees, except for the Executive Committee and the Investment Committee, can be found on the “Investor Relations” portion of our website, at http://www.iberiabank.com.

Audit Committee

The members of the Audit Committee are Mr. Barton, who serves as the chairman, and Messrs. Pollard and Koerner. Each of the members of the Audit Committee is independent within the meaning of applicable NASDAQ listing standards. The Board of Directors has determined that each of the Audit Committee members has the requisite expertise generally required of an audit committee member under NASDAQ standards and that the Chairman of the Audit Committee, Mr. Barton, is an “audit committee financial expert” as defined in Item 407(d)(5) of SEC Regulation S-K.

The Audit Committee has oversight responsibility for the quality and integrity of our financial statements. The Audit Committee meets privately with the independent registered public accounting firm, has the sole authority to retain and dismiss the independent registered public accounting firm and reviews their performance and independence from management. The independent registered public accounting firm has unrestricted access and reports directly to the Committee. The Audit Committee met 10 times during 2012.

The primary functions of the Audit Committee are to oversee: (i) the audit of the financial statements of the Company provided to the SEC, the shareholders and the general public; (ii) the Company’s internal financial and accounting processes; and (iii) the internal audit process. Additionally, the Audit Committee has responsibilities with respect to: (i) complaints relating to accounting, internal accounting controls or auditing matters; (ii) authority to engage advisors; and (iii) funding as determined by the Audit Committee. The Audit Committee also monitors our compliance with legal and regulatory requirements.

The Audit Committee has adopted a formal policy concerning approval of audit and non-audit services to be provided to us by our independent registered public accounting firm. The policy requires that all services to be provided by the independent registered public accounting firm, including audit services and permitted audit-related and non-audit services, must be pre-approved by the Audit Committee. The Audit Committee pre-approved all audit and non-audit services provided by Ernst & Young LLP during 2012. The Audit Committee will also pre-approve 2013 services to be provided by Ernst & Young LLP.

Pursuant to its Charter, the Audit Committee is authorized to conduct an appropriate review of all related party transactions for potential conflict of interest situations to determine that the related party transaction is consistent with the best interests of the Company and our shareholders. The term “related party transaction” generally means a transaction, arrangement or relationship (or any series of the same) in which we or our subsidiaries is or will be a participant and the amount involved exceeds $120,000, and in which the related party has or will have a direct or indirect interest. A related party generally means a director, nominee or executive officer of the Company; a person known to be the beneficial owner of more than 5% of our common stock; and any “immediate family member” of the foregoing persons (as defined by the SEC). See “- Committee Interaction.”

While it is the responsibility of management and the Board Risk Committee to assess, manage and monitor the Company’s enterprise-wide exposure to risk, the Audit Committee will review in a general manner the guidelines and policies to govern the processes used by the Board Risk Committee and the management-level risk committee with respect to enterprise-wide risk management. See “- Committee Interaction.”

These and other aspects of the Audit Committee’s authority are more particularly described in the Audit Committee Charter. A link to the Audit Committee Charter is on the “Investor Relations” portion of our website, at: http://www.iberiabank.com.

Nominating and Corporate Governance Committee

The independent members of the Board of Directors - Ms. Abell and Messrs. Barton, Breaux, Casbon, Cooper, Fenstermaker, Koerner, Pollard, Shea and Welch - serve as our Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for evaluating and recommending individuals for election or re-election to the Board of Directors, including those recommendations submitted by shareholders, the evaluation of the performance of the Board of Directors and its committees, and the evaluation and recommendation of corporate governance policies. In 2012, the Nominating and Corporate Governance Committee held five meetings. A link to the Nominating and Corporate Governance Committee Charter is on the “Investor Relations” portion of our website, at: http://www.iberiabank.com.

It is a policy of the Nominating and Corporate Governance Committee that candidates for director possess the highest personal and professional integrity, have demonstrated exceptional ability and judgment and have skills and expertise appropriate for us and serving the long-term interests of our shareholders. The Committee’s process for identifying and evaluating nominees is as follows:

—

in the case of incumbent directors whose terms of office are set to expire, the Committee reviews such directors’ overall service to IBERIABANK Corporation during their terms, including the number of meetings attended, level of participation, quality of performance, and any related party transactions with us during the applicable time period; and

—

in the case of new director candidates, the Committee first conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board of Directors.

Consistent with our Corporate Governance Guidelines, the Nominating and Corporate Governance Committee seeks to nominate candidates with diverse experiences and perspectives. In evaluating candidates, the Committee considers, among other things, diverse backgrounds, professional experience, education and community involvement, as well as racial and gender diversity. The Committee has not formalized this practice into a written policy.

The Committee meets to discuss and consider these candidates’ qualifications, including whether the nominee is independent within the meaning of NASDAQ listing standards, and then selects a candidate by majority vote. In seeking potential nominees, the Nominating and Corporate Governance Committee uses its management’s network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. To date, the Nominating and Corporate Governance Committee has not paid a fee to any third party to assist in the process of identifying or evaluating director candidates, nor has the Committee rejected a timely director nominee from a shareholder holding more than 5% of our voting stock.

The Nominating and Corporate Governance Committee will consider director candidates recommended by shareholders, provided the shareholders follow the procedures set forth in Article 6F of our Articles of Incorporation. The Committee does not intend to alter the manner in which it evaluates candidates, including the criteria set forth above, based on whether the candidate was recommended by a shareholder or otherwise.

Article 6F of our Articles of Incorporation governs nominations of candidates for election as director at any annual meeting of shareholders and provides that such nominations, other than those made by the Board, may be made by any shareholder entitled to vote at such meeting, if the nomination is made in accordance with the procedures set forth in Article 6F, which are summarized below.

A shareholder’s notice of nomination must be delivered to, or mailed and received at, our principal executive offices not later than 60 days before the anniversary date of the immediately preceding annual meeting of shareholders and must set forth as to each person who the shareholder proposes to nominate for election as a director and as to the shareholder giving the notice:

—	the name, age, business address and residence address of such person;
—	the principal occupation or employment of such person;
—	the class and number of shares of our stock which are Beneficially Owned (as defined in Article 9A(e) of the Articles of Incorporation) by such person on the date of such shareholder notice; and
—

any other information relating to such person that is required to be disclosed in solicitations of proxies with respect to nominees for election as directors pursuant to Regulation 14A under the Securities Exchange Act of 1934;

and as to the shareholder giving the notice:

—	the name and address, as they appear on our books, of such shareholder and any other shareholders known by such shareholder to be supporting such nominees; and
—

the class and number of shares of our stock which are Beneficially Owned by such shareholder on the date of such shareholder notice and, to the extent known, by any other shareholders known by such shareholder to be supporting such nominees on the date of such shareholder notice.

To be timely under the Articles of Incorporation, nominations by any shareholder eligible to vote at the 2013 Annual Meeting of Shareholders must have been received by us on or before March 17, 2013.

The Nominating and Corporate Governance Committee may reject any nomination by a shareholder not made in accordance with the requirements of Article 6F. Notwithstanding the foregoing procedures, if neither the Board of Directors nor the Committee makes a determination as to the validity of any nominations by a shareholder, the presiding officer of the annual meeting shall determine and declare at the annual meeting whether the nomination was made in accordance with the terms of Article 6F.

Compensation Committee

Our Compensation Committee has four members and is chaired by Mr. Shea; the other members of the Committee are Messrs. Welch, Fenstermaker and Pollard. Each member of the Compensation Committee has been determined by our Board of Directors to be an independent director within the meaning of the NASDAQ listing standards. The Compensation Committee met four times during 2012.

Compensation Committee Responsibilities and Authority. Our Compensation Committee, in consultation with our President and Chief Executive Officer (sometimes referred to as the “CEO”), is responsible for establishing and monitoring the overall compensation and benefits philosophy and strategy of IBERIABANK Corporation and its subsidiaries. As set forth in its Charter, the responsibilities of the Compensation Committee include:

—	evaluating the performance of the CEO and establishing compensation awards for the CEO;

—	monitoring and reviewing performance measures and any applicable goals for measuring corporate performance, in consultation with the CEO;

—	reviewing and approving the design of compensation programs for key executives; and

—	providing oversight of our general compensation programs and policies.

The Compensation Committee determines the compensation for the CEO. With respect to our other senior executive officers, the CEO annually reviews performance and presents his conclusions and compensation recommendations to the Compensation Committee. The Committee reviews and considers the CEO’s recommendations when making its final compensation decisions for all executives other than the CEO. The Compensation Committee also administers our equity incentive programs and oversees risk management with respect to our material incentive compensation arrangements. In addition, the Compensation Committee recommends to the full Board compensation for directors.

The Chair of the Compensation Committee works with the Director of Human Resources to set the meeting agenda for the Compensation Committee.

Compensation Committee Charter. The Charter of the Compensation Committee describes the principles upon which the Committee was founded and operates. The Charter is reviewed and reassessed annually, and any proposed changes are recommended to the Board, to ensure that the Compensation Committee is fulfilling its duties in aligning our executive compensation programs with shareholder value creation, helping us attract and retain talented executives and managers, and being responsive to the legitimate needs of our shareholders. The Compensation Committee Charter was reviewed and revised in January 2013. A current copy of the Charter of the Compensation Committee can be found on the “Investor Relations” portion of our website, at http://www.iberiabank.com.

Involvement of Compensation Consultants and Executive Management in Compensation Decisions. Among other matters, the Compensation Committee is authorized to engage outside advisors (including compensation consultants and legal counsel) to assist the Committee in achieving its mission and responsibilities. During 2012, the Compensation Committee engaged Towers Watson to serve as an independent executive compensation advisor. The Committee selected Towers Watson after interviewing a number of independent advisors and determining that engagement of Towers Watson raised no conflicts of interest. Towers Watson reports directly to the Compensation Committee and works with management on behalf of the Committee as needed. In 2012, the Compensation Committee received independent advice from Towers Watson on various items, including refinements to the executive compensation peer group, competitive compensation benchmarking for the Named Executive Officers, and long-term incentive strategy. The decision to retain Towers Watson (as well as other independent advisors) is at the sole discretion of the Compensation Committee, and these consultants work at the direction of the Committee.

Pursuant to its Charter, the Compensation Committee has direct access to, and complete and open communication with, management and may obtain advice and assistance, as needed, from internal or external legal, accounting, search firms, compensation consultants or other advisors, including the retention, termination and negotiation of terms and conditions of the assignment as the Committee may deem appropriate in its discretion. The Compensation Committee has the sole authority to retain and terminate its advisors and to approve the fees and other retention terms for its advisors. The Company shall be responsible for all costs or expenses so incurred. The Compensation Committee, in its sole discretion, may retain the services of outside compensation consultants to assist the Committee in the evaluation of the CEO and other executive officer compensation and in making other determinations with respect to compensation matters that are within the authority of the Compensation Committee.

Before selecting an outside compensation consultant or advisor, or outside legal counsel and pursuant to its Charter, the Compensation Committee will conduct the following independence analysis as required by NASDAQ listing standards:

—	The provision of other services to the Company by the person that employs the compensation advisor;

—	The amount of fees received from the Company by the person that employs the compensation advisor as a percentage of the total revenue of such person;

—	The policies and procedures of the person that employs the compensation advisor that are designed to prevent conflicts of interest;

—	Any business or personal relationship of the compensation advisor with a member of the Compensation Committee;

—	Any stock of the Company owned by the compensation advisor; and

—	Any business or personal relationships between the executive officers of the Company and the compensation advisor or the person employing the compensation advisor.

The Compensation Committee believes that it is important for members of management to provide input on the overall effectiveness of our executive compensation programs. The Committee believes that the advice of outside advisors must be combined with the input of senior management and the Compensation Committee’s own individual experiences and best judgment to seek to achieve a proper alignment of compensation philosophies, programs and practices. The CEO, the Director of Human Resources and the Chief Financial Officer are the members of management who interact most closely with the Compensation Committee. These individuals work with the Compensation Committee to provide their perspectives on reward strategies and how to align them with our business and retention goals. They provide feedback and insights into how well our compensation programs and practices appear to be working. In addition, the CEO, the Director of Human Resources and the Chief Financial Officer attend all or portions of certain Compensation Committee meetings to participate in the presentation of materials and discussion of management’s point of view regarding compensation issues.

Executive Session. At certain meetings, the Compensation Committee meets in executive session without members of management present for the purpose of discussing matters independently from management.

Compensation Risk. The Compensation Committee reviewed the relationship between our risk management and the incentive compensation provided to employees, including Named Executive Officers and other executive and non-executive officers, and determined that our incentive compensation programs do not encourage unnecessary and excessive risk taking. These conclusions were made after consultations with senior executive officers, the Director of Human Resources, the chairman of the Board Risk Committee (who is also a member of the Compensation Committee), and representatives of the Compensation Committee’s independent executive compensation advisor. See “- Committee Interaction.”

Compensation Committee Interlocks and Insider Participation.    The Compensation Committee is composed entirely of independent directors. During 2012, none of our executive officers served on the board of directors or compensation committee (or other committee serving an equivalent function) of any other entity. None of the members of the Compensation Committee was an officer or other associate of our Company or any of our subsidiaries during 2012, or is a former officer or other associate of our Company or any of our subsidiaries. Members of the Compensation Committee may, from time to time, have banking relationships in the ordinary course of business with IBERIABANK, as described under “Certain Transactions.”

Board Risk Committee

The Board Risk Committee is a standing committee of the Board of Directors of the Company. The purpose of the Board Risk Committee is to assist the Board in fulfilling its responsibilities with respect to oversight of the Company’s consolidated risk management framework, including significant policies and practices used in managing strategic, credit, treasury, market, operational, compliance, reputation, legal and certain other risks. The Board Risk Committee reports to the Board regarding the Company’s risk profiles, as well as the risk management framework, including significant policies and practices employed to manage risks in the Company’s businesses, as well as the overall adequacy of the risk management function.

The Board Risk Committee is appointed by the Board to assist the Board in fulfilling its governance and risk management oversight responsibilities. The Board Risk Committee’s primary activities include:

—	Review and approve, at least annually, the Enterprise Risk Management Policy.

—

Review summary results of the Company’s consolidated risk profile. Review and discuss with executive management, the Chief Risk Officer and other appropriate officers all key risks, along with management’s planned course of action to address these risks.

—

Establish and review appropriate risk tolerance guidelines, material variances from risk guideline ranges, and new business processes that have a potential material risk impact. The Board Risk Committee also reviews other risks identified and deemed appropriate by the Chief Risk Officer, including information regarding matters related to the Company’s aggregate risk profile (including all significant risks reported by the Company’s subsidiaries).

The Board Risk Committee’s primary duties and responsibilities include:

—

Establish and govern the amount of risk, on a broad level, that the Company is willing to accept in pursuit of value. Ensure that management establishes an appropriate risk culture and maintains enterprise risk management processes to communicate and monitor the Company’s risk profile.

—	Monitor management’s processes to identify, assess and manage risks that could affect the Company from achievement of its business objectives.

—	Provide an avenue of communication among the Board of Directors, executive management and the Board Risk Committee.

—	Monitor risk management strategies and associated risk management initiatives of the Company while conducting business.

The Board Risk Committee has authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to all persons in the organization. The Board Risk Committee may retain, at the Company’s expense, such special consultants and experts as it deems necessary or appropriate to execute its duties.

The Chief Risk Officer reports to the Chief Executive Officer and has a direct reporting relationship with the Board Risk Committee. The Board Risk Committee meets privately at least annually with the Chief Risk Officer and such other officers as the Board Risk Committee deems appropriate to discuss any matters that the Board Risk Committee believes should be discussed regarding the Company’s risk management processes.

The function of the Board Risk Committee is solely oversight; management is responsible for executing the Company’s risk management and credit origination. Each Board Risk Committee member is entitled to rely on persons and organizations within and outside the Company that provide information and advice to management and the Board Risk Committee and on the accuracy and completeness of this information and advice absent actual knowledge to the contrary.

The members of the Board Risk Committee are Mr. Welch, who serves as Chairman, Ms. Abell and Messrs. Koerner and Shea. The Board Risk Committee met nine times in 2012.

The Board Risk Committee conducts its business pursuant to a written Board Risk Committee Charter adopted and reviewed at least annually by the Board of Directors. A link to the Board Risk Committee Charter can be found on the “Investor Relations” portion of our website, at http://www.iberiabank.com.

Committee Interaction

In connection with the responsibilities of the Board Risk Committee, with respect to the relationship between the Company’s risk management and the incentive compensation provided to associates, including Named Executive Officers identified in the Company’s Annual Meeting Proxy Statement and other executive and non-executive officers, the Compensation Committee determines whether incentive compensation programs encourage unnecessary and excessive risk taking. The Compensation Committee will seek to limit any unnecessary or excessive risks that these programs may pose to the Company, in order to avoid programs that might encourage such risks. The Board of Directors recognizes that information and reports prepared for and reviewed by the Compensation Committee and the Board Risk Committee may each be relevant to the oversight and responsibilities of the other, and should be provided to the other, as appropriate.

In connection with the responsibilities of the Audit Committee with respect to compensation risk assessment, the Board of Directors recognizes that information and reports prepared for and reviewed by the Compensation Committee and the Audit Committee may each be relevant to the oversight and responsibilities of the other, and should be provided to the other, as appropriate.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

This Compensation Discussion and Analysis (“CD&A”) describes our executive compensation philosophy and programs for our President and Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”), and other Named Executive Officers.

During 2012, the Company continued to demonstrate growth and balance sheet strength during a challenging economic period. Actions taken by the Company over the last decade enabled it to confront these challenges, and to continue to grow loans and deposits organically and capitalize on favorable acquisition opportunities in a period of change in the financial services industry. Achievements in 2012 included:

—

On July 31, 2012, we completed the acquisition of Florida Gulf Bancorp, Inc. and Florida Gulf Bank. The conversion of branch operating systems of this acquired institution was successfully completed in August 2012.

—	During 2012, we opened 14 new bank branch locations and consolidated or closed 11 offices to improve operating efficiency.

—

Excluding the Florida Gulf acquisition, our total deposits grew $1.2 billion, or 13%, over the past year. Excluding the Florida Gulf acquisition and loans and other assets covered under FDIC loss share agreements, our loans increased $1.1 billion, or 19%, over the past year. Since year-end 2010, noninterest bearing deposits increased $1.1 billion, or 124%, and increased from 11% of total deposits at December 31, 2010, to 18% of total deposits at December 31, 2012.

—	Our tax-equivalent net interest margin increased seven basis points, from 3.51% in 2011 to 3.58%, in 2012.

—	Our residential mortgage lending business had a record year. Mortgage loan originations totaled $2.4 billion, up 46% compared to last year, generating $78.0 million in revenues in 2012.

—

IBERIA Wealth Advisors’ assets under management totaled nearly $1.0 billion at year-end 2012. IBERIA Capital Partners showed improvement throughout the year and turned profitable in the fourth quarter of 2012.

—	We earned $75.0 million in net income to common shareholders and paid $40.0 million in cash dividends to our shareholders.

—	We repurchased 853,308 shares of our common stock during 2012 at a weighted average cost of $47.38 per share, or a total investment of $40.0 million.

—	Capital ratios remain strong: at December 31, 2012, the tangible common equity ratio was 8.66%, tier 1 leverage ratio was 9.70%, and total risk based capital ratio was 14.19%.

—

Our level of nonperforming assets excluding FDIC-covered assets and acquired impaired loans was only 0.85% of total assets at December 31, 2012, placing us in the top 18% of U.S. bank holding companies on that measure.

Between year-ends 2011 and 2012, our total assets grew almost 12% to over $13 billion, moving us to become the 19th largest bank holding company in the southeastern U.S. At year-end 2012, we employed over 2,700 full and part-time associates, serving clients from 278 locations in 12 states. This business environment and the Company’s accomplishments during 2012 provided an important backdrop for the Compensation Committee’s key executive compensation decisions, including:

—	Base salary adjustments: increased base salaries for Named Executive Officers from 3% to 8% based on executive performance and competitive market position.

—	Annual incentives: awarded annual incentives for Named Executive Officers from 53% to 71% of 2012 base salary based on our performance in 2012.

—

Long-term incentive awards: granted long-term incentive awards in the form of stock options, restricted shares, and phantom shares to further align executives with our shareholders and incent long-term performance.

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and related Securities and Exchange Commission rules, in connection with the 2011 Annual Meeting of Shareholders, we solicited advisory votes by shareholders on executive compensation and on the frequency with which the advisory vote on executive compensation would be solicited. Our Board of Directors recommended that the advisory vote on executive compensation be solicited every year, and this frequency of shareholder vote received the greatest number of votes from shareholders. The Board of Directors has determined that the Company will hold an advisory vote on the compensation of the Named Executive Officers every year. The next shareholder vote on the frequency of the advisory vote will occur at the Annual Meeting of Shareholders in 2017.

At our 2012 Annual Meeting of Shareholders, 95% of the votes cast on the advisory “say-on-pay” proposal voted in favor of the compensation of the Named Executive Officers and 5% voted against our executive compensation. The Compensation Committee believes that this vote affirmed strong shareholder support for our executive compensation program. This vote took place in May 2012, after the Compensation Committee had already established executive compensation for 2012.

Overview of Compensation Programs for Named Executive Officers

Our compensation programs are designed to enable us to recruit and retain key officers and other associates (including the Named Executive Officers) who will help us achieve our short-term and long-term business objectives. These programs are structured to motivate these officers and other associates and maximize their long-term commitments to our success by providing compensation elements that align their interests with our long-term strategies and the interests of our shareholders. Our strategy for compensating officers and other associates has been based on programs that emphasize performance-based incentive compensation.

The principal components of compensation for each Named Executive Officer consist of:

—	Base salary;

—	Annual incentive compensation;

—	Long-term or equity-based incentives;

—	Retirement, health and welfare benefits; and

—	Change in control severance benefits.

Our Compensation Philosophy

We seek to provide our Named Executive Officers with a compensation package that is driven by our overall financial performance, our shareholder value, the overall success of the Company and/or the subsidiary or business unit impacted by an individual’s performance, and the performance of the individual Named Executive Officer. We rely upon our judgment about each Named Executive Officer – not on rigid formulas or short-term changes in business performance – in determining the amount of pay and mix of compensation elements for our Named Executive Officers. Both performance and compensation are evaluated so that the Company can attract and retain officers and other associates (including the Named Executive Officers) critical to its long-term success.

Our compensation philosophy regarding senior executives (especially Named Executive Officers) is centered on four basic principles:

—	Compensation should be related to performance – whether measured against objective goals or a balancing of subjective factors.

—

Incentive compensation (especially equity-based awards) should represent a large portion of a Named Executive Officer’s total compensation package – this approach minimizes fixed costs and encourages increasing our profitability and shareholder return.

—	Compensation levels should be competitive – allowing us to attract and retain key talent.

—	Incentive compensation should balance short-term and long-term performance – both are important for our business.

Based on this philosophy, our Compensation Committee for many years has maintained a compensation structure for Named Executive Officers that focuses on a performance-based pay strategy. The competitive compensation objective is to provide compensation opportunities that are between the 50th and 75th percentiles of market peers. The Company’s emphasis on performance-based compensation is best illustrated by the average mix of 2012 compensation for Named Executive Officers, which was as follows:

Compensation Decisions

The Compensation Committee has the sole responsibility for determining the compensation of our CEO.

After considering performance in key areas determined to be especially important to the Company and competitiveness of his overall pay with CEO compensation at comparable institutions, the Compensation Committee determines the components and amounts of the CEO’s compensation. The underlying objective is fair and reasonable compensation after considering both objective and subjective factors deemed relevant in evaluating performance. With respect to the other Named Executive Officers, the CEO evaluates their individual performance and proposes compensation, subject to review and approval by the Compensation Committee.

The Compensation Committee reviews the pay of the CEO both in the context of the Company’s financial performance relative to the performance of comparable financial institutions, as well as relative to the comparability of his compensation package to an executive compensation peer group, described below. Other key factors considered by the Compensation Committee include his individual performance and the Company’s total compensation philosophy. A similar approach is followed by the CEO regarding his recommendations to the Compensation Committee, and includes a consideration of desired internal equity among other Named Executive Officer positions. With respect to internal equity, no formal criteria are applied; rather, the Compensation Committee (when developing the CEO’s compensation package and reviewing the CEO’s proposals for the other Named Executive Officers) applies its judgment to achieve what it believes is a reasonable spread between the compensation of the CEO and other Named Executive Officers. Final decisions on the compensation of Named Executive Officers are made after considering all of these factors.

Performance Evaluation

As a basis for 2012 Named Executive Officer compensation decisions, the Compensation Committee considered the recent performance and other achievements (described above) of the Company, as well as the performance of individual Named Executive Officers. In evaluating the CEO’s performance, the Compensation Committee considered the Company’s strong financial performance and other achievements made possible in large part by this financial performance. In addition, the Compensation Committee noted the CEO’s continued strong leadership, as well as the Company’s successes integrating recent acquisitions. In the case of other Named Executive Officers, the Compensation Committee receives input on the performance of each Named Executive Officer as provided by the CEO.

Competitive Benchmarking – Definition of Market

Periodically, the Compensation Committee reviews competitive data for comparable executive positions in the market. For purposes of the 2012 competitive market analysis, the Compensation Committee worked with the independent consultant to review and define an appropriate peer group of publicly traded commercial bank holding companies. The primary criteria for selecting this peer group included comparable asset size, financial stability, and ownership structure. The primary peer group consisted of 18 banks including:

BancorpSouth, Inc	Susquehanna Bancshares, Inc
Cullen/Frost Bankers, Inc.	Texas Capital Banc Shares Inc.
FNB Corporation	Trustmark Corporation
First Horizon National Corporation	UMB Financial Corporation
FirstMerit Corporation	United Bankshares Inc.
MB Financial, Inc.	United Community Banks, Inc.
Old National Bancorp	Valley National Bancorp
Prosperity Bancshares, Inc.	Hancock Holding Company
Sterling Financial Corporation	Wintrust Financial Corporation

The median total assets of this peer group were approximately $12.6 billion which is almost identical to the Company’s total assets. Further, this peer group was essentially the same as in prior years, with the following exception: Hancock Holding Company replaced Whitney Holding Corp since Whitney was acquired by Hancock. The Compensation Committee also noted and discussed the fact that, as of December 31, 2012, 11% of these banks were still participants in the Troubled Asset Relief Program (“TARP”). Thus, as TARP participants, the executive compensation of these banks was subject to executive pay restrictions.

In addition, the Compensation Committee reviewed compensation survey data for all national commercial banking companies as provided by the independent consultant. All of this national survey data was size-adjusted to reflect commercial banks with $12.5 billion in assets, which was the approximate size of the Company. This national industry perspective provides the Compensation Committee with both an even broader view of the executive labor market and a reasonability check against any potential anomalies in the peer group data. Given the executive pay restrictions on TARP bank executives, this broader market perspective is even more relevant to the Company. The external benchmark data is not used by the Compensation Committee in isolation, but rather as one point of reference in its executive pay determinations.

Base Salary

We view annual base salary as an important component of compensation to attract and retain executive talent. Annual base salaries serve as the foundation for our executive pay structure. Base salaries are set after considering the peer group data described above and other relevant competitive market data.

On February 22, 2012, the Compensation Committee approved the following base salary increases for Named Executive Officers:

Executive	Prior Base Salary	New Base Salary	Percentage Increase
Daryl G. Byrd	$820,000	$861,000	+5%
Anthony J. Restel	$395,000	$425,000	+8%
Michael J. Brown	$530,000	$545,000	+3%
Jefferson G. Parker	$420,000	$440,000	+5%
John R. Davis	$413,000	$430,000	+4%

These new base salaries were effective March 19, 2012.

Annual Incentives

Annual incentives are used to drive and reward annual financial results and progress toward strategic priorities. The Compensation Committee has no predetermined formulas and weightings for determining annual incentive awards. The Compensation Committee utilizes a balanced approach in evaluating the Company’s performance. As previously described, the Compensation Committee considers the Company’s performance relative to the annual business plan and prior year financial results, as well as to comparable financial institutions. In the case of 2012, the Company’s key financial results included:

Measure	2012 Result
Fully diluted EPS	$2.59
Dividends per share	$1.36
Net interest margin	3.58%

Net charge offs to total loans	0.07%
Asset growth	11.67%
Measure	As of 12/31/12
Non-performing legacy assets	0.85%
Total Assets	$13.1 billion
Tier 1 Leverage Ratio	9.70%

Based on these 2012 financial results, the Compensation Committee approved 2012 annual incentive awards as follows:

Executive	2012 Annual Incentive
Daryl G. Byrd	$608,000
Anthony J. Restel	$245,000
Michael J. Brown	$290,000
Jefferson G. Parker	$245,000
John R. Davis	$235,000

These annual incentive awards for Named Executive Officers range from 53% to 71% of base salary. The Compensation Committee believes that these incentive payments are consistent with the Company’s 2012 financial performance, market competitive data, and the scope of responsibility and contribution of each officer.

Long-Term Equity-Based Incentives

We consider long-term equity-based incentive compensation to be critical to the alignment of executive compensation with shareholder value creation. Therefore, a market competitive long-term equity-based incentive component is an integral part of our overall executive compensation program.

Target long-term incentive opportunities are established based on competitive market practices for the peer group and broader market data. In addition, as described earlier, the Compensation Committee considered our financial performance during 2011. For the 2012 grants and awards, the economic value of long-term incentives is reflected in the Summary Compensation Table. Consistent with our variable pay philosophy, these award opportunities are between the 60th and 70th percentile of the market. Furthermore, the awards represented a balanced mix of long-term incentives.

In 2012, our long-term equity incentive program had three components:

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Stock Options: On February 22, 2012, we granted Named Executive Officers stock options with an exercise price of $52.33, which was the closing fair market value for the common stock on the date of grant. Stock options are intended to reward management for increasing the market price above the grant price. The Company maintains a policy against repricing stock options without shareholder approval. All Named Executive Officer stock options granted vest at 20% per year, which is intended to provide a strong retention incentive.

—

Restricted Stock: Restricted shares are awarded subject to transfer and vesting restrictions. Restricted share awards are intended to build stock ownership and foster executive retention. All of the Named Executive Officers received restricted share awards on February 22, 2012. All of these restricted share awards have dividend and voting rights. Further, the restricted share awards vest at 20% per year to provide a strong retention incentive.

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Phantom Stock: During 2012, Named Executive Officers received phantom stock awards. These phantom shares are intended to provide an economic equivalent of restricted share awards. All of the Named Executive Officers received phantom share awards on February 22, 2012. The phantom shares are settled in cash and also receive dividend equivalents. The Compensation Committee awarded phantom shares rather than restricted shares in order to conserve the share pool and reduce shareholder dilution. Phantom shares vest at 25% per year, commencing on the second anniversary date of the award, to provide a strong retention incentive.

It is the Committee’s intent to grant equity awards at approximately the same time each year, generally the first calendar quarter.

Benefits, Retirement Programs and Perquisites

We provide our Named Executive Officers with core health and welfare benefits, including coverage for medical, dental, vision care, prescription drugs, basic life insurance, accidental death and long-term disability; they generally are eligible for the same benefit programs on the same basis as other associates. Our overall benefits philosophy is to focus on providing core benefits, with Named Executive Officers able to use their cash compensation to obtain such other benefits as they determine to be appropriate for their individual circumstances.

A tax-qualified section 401(k) savings plan, with a Company-matching contribution of 50% on the first 3% of a participant’s eligible pay (up to a $100,000 salary cap), is available to associates generally, including the Named Executive Officers.

The Company’s Non-Qualified Deferred Compensation Plan is offered to a select group of executives and other highly compensated associates (including Named Executive Officers). The Non-Qualified Deferred Compensation Plan is a benefit that currently provides for voluntary deferrals as well as Company contributions. For Fiscal 2012, the Company made a contribution of $150,000 to the deferred account of Mr. Byrd. As per previous note, these contributions are typically reported in the “All Other Compensation” column of the Summary Compensation Table.

Perquisites and similar benefits constitute a small portion of the overall compensation packages of our Named Executive Officers. The Compensation Committee believes that the perquisites made available to our Named Executive Officers are reasonable and are intended to help the Company attract and retain them. These perquisites largely consist of car allowances, personal use of a Company vehicle, social dues/club memberships and supplemental executive long-term disability insurance. After an extensive analysis of competitive market practice, the Company implemented a supplemental long-term disability program for Named Executive Officers in 2010. In general, this supplemental long-term disability coverage targets income replacement of 75% (including group coverage) for Named Executive Officers. For purposes of this benefit, income is defined as base pay plus commissions. The Company pays 100% of the premiums for this coverage. The value of these perquisites is included in the “All Other Compensation” column of the Summary Compensation Table.

Although we do not have an established relocation expense reimbursement policy, in 2010 and 2011 it was determined that payments of direct and tax-related expenses in connection with the relocation of Michael J. Brown, our Vice Chairman and Chief Operating Officer, from Little Rock, Arkansas, to New Orleans, Louisiana, were appropriate under the circumstances. These expense reimbursements are disclosed in our Proxy Statement under “Executive Compensation” in the Summary Compensation Table.

Regulatory and Tax Considerations

The Compensation Committee considers various tax and accounting provisions in developing the pay programs for our Named Executive Officers. These include the special tax rules applicable to non-qualified deferred compensation arrangements under Internal Revenue Code Section 409A, as well as the rules denying the deduction of “excess parachute payments” under Code Section 280G and the imposition of an excise tax under Code Section 4999 on such amounts. We also consider the accounting treatment of various types of equity-based compensation and the overall income tax rules applicable to various forms of compensation. Section 162(m) of the Internal Revenue Code, as amended, prohibits us from deducting more than $1.0 million in compensation paid to certain executive officers in a single year. An exception to the $1.0 million limit is provided for “performance-based compensation” that meets certain requirements, including approval by our shareholders. Options granted under our equity incentive plans have been structured to qualify as “performance-based compensation” and will be excluded in calculating the $1.0 million limit under Section 162(m). However, the Company has decided to retain the ability to pay compensation that is not eligible for such treatment under Section 162(m), and the remaining elements of our program do not qualify as performance-based compensation under Section 162(m) and are not deductible to the extent that they exceed the limit.

While we seek to compensate our executives in a manner that produces favorable tax and accounting treatment, those considerations are secondary to our primary objective of developing fair and equitable compensation arrangements that appropriately motivate, reward, retain and attract our executives.

Stock Ownership Guidelines

The Company believes that it is important for senior executives and outside directors to be shareholders so that the executives’ and directors’ financial interests are aligned with other shareholders. Accordingly, we have established formal executive stock ownership guidelines to require such holdings by the Named Executive Officers and outside directors, as follows:

Position	Ownership Guideline
Chief Executive Officer	3 times base salary
Vice Chair/Senior Executive Vice President	2 times base salary
Outside Directors	3 times annual retainer

—

In the case of executives, the guidelines are initially calculated using the executive’s base salary as of the later of the date the guidelines were adopted (March 17, 2008) and the date the person became an executive. A Company executive is required to achieve his or her guidelines within five years of becoming subject to these guidelines.

—

Directors initially were required to hold shares of common stock with a value equal to two times the amount of the annual retainer paid to directors, calculated using the annual retainer as of the later of the date the guidelines were adopted (March 17, 2008) and the date the director is elected to the Board. In March 2013, the guidelines were revised to increase directors’ stock ownership to three times the annual retainer, calculated using the annual retainer as of the later of the date the guidelines were amended (March 19, 2013) and the date the director is elected to the Board.

—

Directors are required to achieve the target level within five years of joining the Board, or, in the case of directors serving at the time the guidelines were adopted and later amended, within five years of the adoption date and the amendment date, as applicable.

—

Until applicable guidelines are achieved, directors and executive officers are required to retain amounts equal to 25% of the net shares received as a result of the exercise of Company stock options or the vesting of restricted stock. “Net shares” are those shares that remain after shares are sold or netted to pay the exercise price of stock options (if applicable) and withholding taxes.

—

Shares that count towards satisfaction of these guidelines include shares beneficially owned pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, which provides that a person is deemed to be the beneficial owner of shares of common stock if he or she has or shares voting or investment power with respect to such security, or has the right to acquire beneficial ownership at any time within 60 days.

—

The guidelines may be waived for executive officers or directors, at the discretion of the Nominating and Corporate Governance Committee, if compliance would create hardship or prevent an executive officer or director from complying with a court order, as in the case of a divorce settlement.

A few of our directors and a Named Executive Officer have pledged a portion of their shares of Company common stock. We believe that these individuals should have the freedom to use the best economic use of their holdings, subject to our stock ownership guidelines, as well as insider trading and other applicable laws.

In March 2013, the Board of Directors integrated pledged shares with our stock ownership guidelines. Executives and directors must maintain free and clear ownership of all shares required to meet the applicable guidelines. Shares above the applicable threshold amount may be pledged.

The stock ownership guidelines are part of the IBERIABANK Corporation Corporate Governance Guidelines. A link to the Corporate Governance Guidelines is on the “Investor Relations” portion of our website, at: http://www.iberiabank.com.

Compensation Recovery Policy

In March 2013, the Compensation Committee and the Board of Directors approved a written Compensation Recovery Policy. This policy applies to each of the Named Executive Officers as well as certain other officers of the Company, and permits the recovery of incentive-based compensation paid to an officer if: (1) incentive-based compensation, bonuses, or equity awards were paid or vested during fiscal periods based on materially inaccurate financial statements, and (2) that officer engaged in fraud, willful misconduct or a violation of Company policy that caused or otherwise contributed to the need for a material restatement of the Company’s financial results. The Board, considering the best interests of shareholders and recommendation of the Compensation Committee, has sole discretion to determine whether the applicable standard of conduct has been met and whether any such recovery should be pursued.

The Compensation Recovery Policy is part of the IBERIABANK Corporation Corporate Governance Guidelines. A link to the Corporate Governance Guidelines is on the “Investor Relations” portion of our website, at: http://www.iberiabank.com.

Anti-Hedging Policy and Trading Restrictions

Our current policy limits the timing and types of transactions in our securities by “covered persons,” defined to include directors and officers of the Company and its subsidiaries, and members of their immediate families. Among other restrictions, the policy:

—

Allows covered persons to trade Company securities only during window periods following earnings releases and, as to a “pre-approval group” of covered persons (generally, Section 16 filers), only after they have pre-cleared transactions;

—	Prohibits covered persons from short-selling Company securities;

—	Prohibits covered person transactions in puts, calls or other derivative securities regarding the Company; and

—	Prohibits covered persons from engaging in hedging or monetization transactions that involve Company securities.

Employment Agreement

In July 2001, the Company entered into a three-year employment agreement with our President and CEO Daryl G. Byrd that is automatically renewed for an additional year on each anniversary of the agreement unless not earlier than 90 days before the anniversary we give notice that it will not be renewed. The discussion under this heading describes the material provisions in place under Mr. Byrd’s employment agreement.

Under the terms of this agreement, if Mr. Byrd’s employment is terminated for other than Cause, as defined, disability, retirement or death, or if Mr. Byrd terminates his employment for Good Reason, as defined, he is entitled to severance payments equal to the greater of one year’s base salary or his base salary for the remaining term of the agreement. If his employment is terminated by him within 30 days of a Change in Control of IBERIABANK Corporation, as defined, or within 90 days of an event constituting Good Reason occurring within three years of a Change of Control, or within 30 days of the first anniversary of a Change in Control, or if his employment is terminated by us without Cause within three years of a Change of Control, he is entitled to receive the greater of (i) his salary for the remaining term of the agreement, (ii) twice his salary, or (iii) his “Code 280G

Maximum,” defined generally as 2.99 times his average compensation over the previous five years. Mr. Byrd’s employment agreement was amended in 2008 to comply with the requirements of Internal Revenue Code section 409A; the main change was a required six-month delay in the commencement of severance benefits following a termination of employment.

In addition, Mr. Byrd is entitled to a continuation of benefits similar to those he was receiving at the time of such termination for the period otherwise remaining under the term of the agreement or until he obtains full-time employment with another employer, whichever occurs first. The aggregate severance payment and benefit subsidy that would be made to Mr. Byrd assuming his termination of employment under the foregoing circumstances at December 31, 2012, is disclosed in our Proxy Statement under “Potential Payouts Upon Termination or Change in Control”. If any payments to be made under the agreement are deemed to constitute “excess parachute payments” and, therefore, subject to an excise tax under Section 4999 of the Internal Revenue Code, the Company will pay him the amount of the excise tax plus an amount equal to any additional federal, state, or local taxes that may result because of such additional payment.

In the event that Mr. Byrd’s employment is terminated for disability, we will provide continued medical insurance for his benefit and the benefit of his spouse and minor children for the remaining term of the agreement. In the event of Mr. Byrd’s death during the term of the agreement, the Company will continue to provide medical insurance for his spouse and minor children for the remaining term. Also, in the event of his death, Mr. Byrd’s spouse, estate, legal representative or named beneficiaries will be entitled to receive his annual compensation (including base salary and any discretionary cash bonus the Compensation Committee would then deem appropriate) for 12 months from his date of death.

In September 2009, the Company entered into an employment letter for a term of three years with Jefferson G. Parker, Vice-Chairman and Managing Director of Brokerage, Trust and Wealth Management. Mr. Parker is employed for a minimum of three years, commencing on his date of hire, subject to termination for just cause after a reasonable opportunity to cure. Mr. Parker’s employment letter expired in September 2012 on the third anniversary of its term.

Under the employment letter, Mr. Parker received an initial annual base salary of $400,000. Mr. Parker also received: (i) An award of 20,000 restricted shares of common stock, which vests over seven years; (ii) An additional award of 7,500 restricted shares, subject to a seven-year vesting period; (iii) Options to purchase 10,000 shares of common stock, which vest over a seven-year period; (iv) A phantom stock award with a target value of $425,000 awarded on January 1, 2010. The award vests equally over a six-year period commencing with the second anniversary of the date of the award; (v) An additional phantom stock award with a target value of $100,000, which vests equally over a six-year period commencing with the second anniversary of the date of the award; (vi) Eligibility to participate in our incentive compensation program under which discretionary bonuses may be awarded based on individual and company performance for a prior fiscal year; (vii) A Change in Control Severance Agreement under which Mr. Parker would be entitled to severance pay and benefits upon voluntary resignation within 30 days after a change in control, as defined, or within three years of a change in control if he resigns for good reason, as defined, or is terminated by us or our successor without just cause, as defined. The severance payment is 100% of Mr. Parker’s Code Section 280G maximum, as defined. In addition, he would be entitled to continued medical and life benefits at our expense for 39 months following termination. We would make Mr. Parker whole for any excise tax imposed by the Internal Revenue Code with respect to any severance payments; (viii) Eligibility to participate in all other employee pension and welfare benefit plans and other plans, benefits and privileges offered to our executives and other employees commensurate with his status.

Change in Control Severance Agreements

We have entered into Change in Control Severance Agreements with members of senior management, including each of our Named Executive Officers other than Mr. Byrd. Except for these agreements, and our broad-based severance policy, none of our Named Executive Officers, other than our President and CEO, has an employment arrangement, which requires us to pay their salaries for any period of time. The discussion under this heading describes the material provisions in place under these Change in Control Severance Agreements.

We entered into these agreements because the banking industry has been consolidating for a number of years, and we do not want our executives distracted by a rumored or actual change in control. Further, if a change in control should occur, we want our executives to be focused on the business of the organization and the interests of shareholders. In addition, we think it is important that our executives can react neutrally to a potential change in control and not be influenced by personal financial concerns. We believe these agreements are consistent with market practice and assist us in retaining our executive talent.

In 2000, we entered into separate Change in Control Severance Agreements with John R. Davis and Michael J. Brown providing for severance pay and benefits to the individual upon voluntary resignation within 30 days after a Change in Control of IBERIABANK Corporation, as defined, or if within three years of a Change in Control the individual resigns for Good Reason, as defined, or is terminated by the Company or its successor without Just Cause, as defined. In 2006, we amended and restated the 2005 Change in Control Severance Agreement with Anthony J. Restel. Subsequently each of these agreements was amended in 2008 to comply with the deferred compensation requirements of Internal Revenue Code section 409A. In 2009, we entered into a separate Change in Control Severance Agreement with Jefferson G. Parker. The severance payment is 100% in the case of Messrs. Davis, Brown, Restel and Parker of each individual’s “Code Section 280G Maximum.” In addition, each will be entitled to continued medical and life benefits at the Company’s expense for 39 months following termination of employment. The aggregate severance payments and benefit subsidies that would be made to Messrs. Brown, Davis, Restel, and Parker assuming their termination of employment under the foregoing circumstances at December 31, 2012, are disclosed in our Proxy Statement under “Potential Payouts Upon Termination or Change in Control.” We will also make the individual whole for any excise tax imposed by the Internal Revenue Code with respect to any payments under the agreement.

Indemnification

We have entered into indemnification agreements with Daryl G. Byrd and Michael J. Brown that provide for indemnification and advancement of expenses to the fullest extent permitted by law with respect to pending or threatened claims against them in their capacities as our officers. Following a Change in Control, as defined, all determinations regarding a right to indemnity and advancement of expenses are to be made by an independent legal counsel. In the event of a potential Change in Control, we must create a trust for the benefit of the indemnified executive officers, which upon a Change in Control may not be revoked or the principal thereof invaded without the indemnitees’ written consent. While not requiring the maintenance of directors’ and officers’ liability insurance, the indemnification agreements require that the indemnitees be provided with maximum coverage if there is such insurance.

In addition to these indemnification agreements, Messrs. Byrd and Brown, as well as our other directors and officers, may be entitled to indemnification under Louisiana law, our Articles of Incorporation and insurance policies that we have purchased and maintain on their behalf:

—

Under Louisiana law, we may indemnify a director or officer against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

—

Our Articles of Incorporation generally provide that we shall indemnify, to the fullest extent permitted by Louisiana law, any person who is or was a director or officer. This indemnification is conditioned upon the director or officer having acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interest and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

—

Our Articles of Incorporation also empower us to purchase and maintain insurance to protect our directors and officers, regardless of whether or not we would have the power to indemnify them against such liability under Louisiana law or the Articles of Incorporation.

Risk Management Considerations

The Compensation Committee reviews risks and rewards associated with our compensation programs which include features that we believe mitigate risks without reducing incentives. Our compensation programs are intended to both encourage and reward prudent business judgment and appropriate long-term risk-taking. The Compensation Committee seeks to identify and remediate risk-taking incentives that may exist in these programs.

The Chairman of the Board Risk Committee is a member of the Compensation Committee. See “Committees of the Board of Directors – Compensation Committee.”

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors of the Company is composed entirely of non-employee directors, each of whom has been determined in the Board’s business judgment to be independent. The Compensation Committee is responsible for oversight and review of the Company’s compensation and benefit plans.

The “Compensation Discussion and Analysis” in this Proxy Statement is management’s report on the Company’s compensation programs and, among other things, describes material elements of compensation paid to the President and Chief Executive Officer and the other Named Executive Officers. The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” required by Item 402(b) of Regulation S-K with the management of the Company. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this Proxy Statement and, through incorporation by reference from this Proxy Statement, the Company’s Annual Report on Form 10-K for the year ended December 31, 2012.

THE COMPENSATION COMMITTEE:

E. Stewart Shea, III, Chairman

William H. Fenstermaker

O. Miles Pollard, Jr.

David H. Welch

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes the compensation earned or awarded for services rendered in all capacities by the Company’s Chief Executive Officer, Chief Financial Officer and by its four other most highly compensated Named Executive Officers for the years indicated.

Name and Principal Position	Year	Salary		Bonus		Stock Award(s) (1)	Option Award(s) (1)	Non-Equity Incentive Plan Compensa- tion	Change in Pension Value and Non- Qualified Deferred Compensa- tion Earnings	All Other Compensa- tion		Total(7)

Daryl G. Byrd	2012	$851,538		$608,000		$1,185,797	$508,200	N/A	N/A	$274,761	(2)	$3,428,296
President and CEO	2011	$803,846		$545,000		$1,162,487	$387,543	N/A	N/A	$281,126		$3,180,002
	2010	$744,231		$500,000		$547,511	$547,498	N/A	N/A	$109,405		$2,448,645

Anthony J. Restel	2012	$418,077		$245,000		$349,983	$149,993	N/A	N/A	$54,761	(3)	$1,217,814
Sr. Executive Vice President and CFO	2011	$384,615		$225,000		$327,274	$57,758	N/A	N/A	$45,919		$1,040,566
	2010	$346,154	(8)	$200,000	(9)	$150,010	$149,994	N/A	N/A	$42,539		$888,697

Michael J. Brown	2012	$541,539		$290,000		$472,487	$202,500	N/A	N/A	$81,956	(4)	$1,588,482
Vice-Chairman	2011	$523,077		$275,000		$393,764	$131,257	N/A	N/A	$150,145		$1,473,243
	2010	$496,154		$250,000		$209,989	$209,998	N/A	N/A	$442,740		$1,608,881

John R. Davis	2012	$426,077		$235,000	(10)	$349,983	$149,993	N/A	N/A	$44,164	(5)	$1,205,217
Sr. Executive Vice President	2011	$404,231		$225,000	(10)	$327,274	$57,758	N/A	N/A	$43,720		$1,057,983
	2010	$372,692		$200,000	(10)	$162,510	$162,492	N/A	N/A	$46,659		$944,353

Jefferson G. Parker	2012	$435,385	(11)	$245,000	(12)	$384,992	$165,006	N/A	N/A	$62,912	(6)	$1,293,295
Vice-Chairman	2011	$415,385	(11)	$225,000		$288,772	$96,257	N/A	N/A	$61,548		$1,086,962
	2010	$400,000		$200,000		$1,148,473	$170,001	N/A	N/A	$64,639		$1,983,113

(1)

Represents the grant date fair value of awards granted during the year, calculated in accordance with FASB Topic 718. Assumptions used in determining the fair values for the awards are set forth in Footnote 19 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2012.

(2)

All other compensation for Mr. Byrd includes a non-qualified Deferred Compensation Plan contribution of $150,000 (paid in 2013 attributable to 2012 service), dividends paid on unvested restricted stock of $65,045, a car allowance of $14,400, payment of social dues of $15,000, dividend equivalents on phantom stock value of $20,104, long-term disability premiums of $5,894, a 401K employer match of $1,500 and other personal benefits of $2,818. The $150,000 Deferred compensation plan contribution for Mr. Byrd paid in 2012 for 2011 services was included in the prior year Proxy Statement in the bonus column and has been reclassified to “All Other Compensation.”

(3)

All other compensation for Mr. Restel includes dividends paid on unvested restricted stock of $27,244, a car allowance of $13,200, dividend equivalents on phantom stock value of $8,549, long-term disability premiums of $3,554, a 401K employer match of $1,500 and other personal benefits of $713.

(4)

All other compensation for Mr. Brown includes dividends paid on unvested restricted stock of $35,653, personal use of a company vehicle of $4,690, payment of social dues of $9,461, dividend equivalents on phantom stock value of $10,355, long-term disability premiums of $4,582, a 401K employer match of $1,500 and other personal benefits of $15,715.

(5)

All other compensation for Mr. Davis includes dividends paid on unvested restricted stock of $28,050, dividend equivalents on phantom stock value of $8,549, long-term disability premiums of $5,166, a 401K employer match of $1,500 and other personal benefits of $899.

(footnotes continued on following page)

(6)

All other compensation for Mr. Parker includes dividends paid on unvested restricted stock of $38,659, payment of social dues of $90, long-term disability premiums of $5,983, a 401K employer match of $1,287 and dividend equivalents on phantom stock value of $16,893.

(7)	In 2012, salary and bonus as a percent of total compensation equated to 42.6%, 54.5%, 52.4%, 54.9%, and 52.6% for Mr.’s Byrd, Restel, Brown, Davis, and Parker, respectively.

(8)

Includes $9,100 in salary deferred under the Company’s Non-Qualified Deferred Compensation Plan in 2010. (9) Includes $50,000 in bonus deferred under the Company’s Non-Qualified Deferred Compensation Plan in 2011.

(10)	Includes $141,000, $112,500 and $60,000 in bonus deferred under the Company’s Non-Qualified Deferred Compensation Plan in 2013, 2012 and 2011, respectively.

(11)	Includes $26,000 and $19,500 in salary deferred under the Company’s Non-Qualified Deferred Compensation Plan in 2012 and 2011, respectively.

(12)	Includes $19,600 in bonus deferred under the Company’s Non-Qualified Deferred Compensation Plan in 2013.

Grants of Plan-Based Awards

The following table provides information concerning grants of awards made to our Named Executive Officers during the year ended December 31, 2012.

The 2012 stock option grants and restricted stock awards to the Named Executive Officers were issued from our 2010 Stock Incentive Plan. Under this plan, equity-based awards vest on a “change-in-control” occurrence. Dividends are payable on all unvested restricted stock at the same rate paid on all other outstanding shares of our common stock. In 2012, we declared dividends payable in the amount of $1.36 per share. The 2012 grants of phantom stock units were issued under the Company’s 2009 Phantom Stock Plan. Additional units are credited equal to dividend equivalents. The phantom stock units also vest on a “change-in-control” occurrence.

Name	Grant Date	Estimated future payouts under Non- Equity Incentive Plan Awards	Estimated future payouts under Equity Incentive Plan Awards	All Other Stock Awards: Number of Shares or Units of Stock (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Daryl G. Byrd	2/22/2012	-	-	16,186(1)	-	-	$ 847,013
	2/22/2012	-	-	6,474(2)	-	-	$ 338,784
	2/22/2012	-	-	-	33,885(1)	$ 52.33	$ 508,200

Anthony J. Restel	2/22/2012	-	-	4,777(1)	-	-	$ 249,980
	2/22/2012	-	-	1,911(2)	-	-	$ 100,003
	2/22/2012	-	-	-	10,001(1)	$ 52.33	$ 149,993

Michael J. Brown	2/22/2012	-	-	6,449(1)	-	-	$ 337,476
	2/22/2012	-	-	2,580(2)	-	-	$ 135,011
	2/22/2012	-	-	-	13,502(1)	$ 52.33	$ 202,500

John R. Davis	2/22/2012	-	-	4,777(1)	-	-	$ 249,980
	2/22/2012	-	-	1,911(2)	-	-	$ 100,003
	2/22/2012	-	-	-	10,001(1)	$ 52.33	$ 149,993

Jefferson G. Parker	2/22/2012	-	-	5,255(1)	-	-	$ 274,994
	2/22/2012	-	-	2,102(2)	-	-	$ 109,998
	2/22/2012	-	-	-	11,002(1)	$ 52.33	$ 165,006

(1)

Restricted stock awards and stock option grants were issued under our 2010 Stock Incentive Plan. The stock option grants and shares of restricted stock vest over five years in equal increments on the anniversary of the date of grant.

(2)	Phantom stock awards were issued under the 2009 Phantom Stock Plan and vest over five years in equal increments beginning on the second anniversary of the date of grant.

(footnotes continued on following page)

(3)

For option awards, this represents the grant date fair value based on a value of $14.9978 per share for grants on February 22, 2012. For restricted and phantom stock awards, the fair value is based on the grant date fair value of our common stock.

All Associates, including all current officers who are not executive officers, as a group were granted restricted stock and option awards totaling 407,334 shares under the 2005, 2008 and 2010 Stock Incentive Plans. The weighted average option exercise price was $51.69 per share. All executive officers as a group were granted restricted stock and option awards totaling 180,740 shares under the 2005 and 2010 Stock Incentive Plans. The weighted average option exercise price was $52.33 per share.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth the outstanding equity based awards held by our Named Executive Officers as of December 31, 2012:

Option Awards						Stock Awards
Name	Grant Date	Number of Shares Underlying Unexercised Options (#) Exercisable (1)	Number of Shares Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Grant Date	Number of Shares or Units that have not Vested (#)	Market Value of Shares that have not Vested (2)

Daryl G. Byrd	03/19/03(3)	21,250	-	$30.880	03/19/13	02/20/06(8)	1,488	$ 73,091
	03/16/04(3)	43,750	-	$48.448	03/16/14	12/29/09(7)	4,000	$ 196,480
	03/21/05(4)	35,000	-	$47.488	03/21/15	05/05/09(8)	7,142	$ 350,815
	02/20/06(4)	21,969	3,661	$59.060	02/20/16	05/05/09(6)	984	$ 48,315
	02/26/07(4)	35,715	14,285	$57.310	02/26/17	05/04/10(7)	5,466	$ 268,490
	12/29/09(3)	16,500	11,000	$54.430	12/29/19	03/10/11(7)	11,143	$547,344
	05/04/10(3)	11,986	17,978	$60.100	05/04/20	03/10/11(5)	7,343	$360,669
	03/10/11(3)	4,717	18,868	$55.640	03/10/21	02/22/12(7)	16,186	$795,056
	02/22/12(3)	-	33,885	$52.330	02/22/22	02/22/12(5)	6,654	$326,820

Anthony J. Restel	08/17/04(4)	5,625	-	$43.992	08/17/14	03/03/06(8)	307	$ 15,080
	03/21/05(4)	4,206	-	$47.488	03/21/15	02/26/07(8)	1,194	$ 58,649
	03/03/06(4)	4,500	750	$57.660	03/03/16	11/17/08(8)	4,285	$ 210,479
	02/26/07(4)	2,611	1,045	$57.310	02/26/17	11/17/08(6)	2,088	$102,546
	12/29/09(3)	6,900	4,600	$54.430	12/29/19	01/30/09(8)	1,143	$ 56,144
	05/04/10(3)	3,284	4,925	$60.100	05/04/20	12/29/09(7)	1,680	$ 82,522
	03/10/11(3)	703	2,812	$55.640	03/10/21	05/04/10(7)	1,498	$ 73,582
	02/22/12(3)	-	10,001	$52.330	02/22/22	03/10/11(7)	3,322	$163,177
						03/10/11(5)	1,824	$89,598
						02/22/12(7)	4,777	$234,646
						02/22/12(5)	1,964	$96,471

Michael J. Brown	04/29/04(4)	20,000	-	$45.600	04/29/14	03/03/06(8)	676	$ 33,205
	03/21/05(4)	13,871	-	$47.488	03/21/15	01/29/07(8)	1,914	$ 94,016
	03/03/06(4)	9,905	1,651	$57.660	03/03/16	02/26/07(8)	2,041	$ 100,254
	01/29/07(4)	5,500	2,200	$56.420	01/29/17	03/21/07(8)	1,259	$ 61,842
	02/26/07(4)	4,466	1,786	$57.310	02/26/17	11/17/08(8)	4,285	$ 210,479
	12/29/09(3)	7,500	5,000	$54.430	12/29/19	11/17/08(6)	2,088	$102,546
	05/04/10(3)	4,597	6,896	$60.100	05/04/20	12/29/09(7)	1,800	$ 88,416

	03/10/11(3)	1,598	6,390	$55.640	03/10/21	05/04/10(7)	2,096	$ 102,956
	02/22/12(3)	-	13,502	$52.330	02/22/22	03/10/11(7)	3,774	$185,379
						03/10/11(5)	2,487	$122,174
						02/22/12(7)	6,449	$316,775
						02/22/12(5)	2,652	$130,243

John R. Davis	04/29/04(4)	20,000	-	$45.600	04/29/14	03/03/06(8)	676	$ 33,205
	03/21/05(4)	13,871	-	$47.488	03/21/15	02/26/07(8)	2,041	$ 100,254
	03/03/06(4)	9,905	1,651	$57.660	03/03/16	11/17/08(8)	4,285	$ 210,479
	02/26/07(4)	4,466	1,786	$57.310	02/26/17	11/17/08(6)	2,088	$ 102,546
	12/29/09(3)	8,100	5,400	$54.430	12/29/19	12/29/09(7)	1,960	$ 96,275
	05/04/10(3)	3,557	5,336	$60.100	05/04/20	05/04/10(7)	1,622	$ 79,673
	03/10/11(3)	703	2,812	$55.640	03/10/21	03/10/11(7)	3,322	$163,177
	02/22/12(3)	-	10,001	$52.330	02/22/22	03/10/11(5)	1,824	$89,598
						02/22/12(7)	4,777	$234,646
						02/22/12(5)	1,964	$96,471

Jefferson G. Parker	06/21/04(4)	3,125	-	$43.608	06/21/14	09/17/09(8)	11,428	$561,343
	09/17/09(4)	4,286	5,714	$47.670	09/17/19	01/01/10(6)	7,100	$ 348,754
	05/04/10(3)	3,722	5,582	$60.100	05/04/20	04/05/10(6)	1,480	$ 72,679
	03/10/11(3)	1,172	4,686	$55.640	03/10/21	04/05/10(8)	5,357	$263,136
	02/22/12(3)	-	11,002	$52.330	02/22/22	05/04/10(7)	1,697	$83,357
						03/10/11(7)	2,768	$135,964
						03/10/11(5)	1,824	$89,598
						02/22/12(7)	5,255	$258,126
						02/22/12(5)	2,160	$106,113

(1)

On December 30, 2005, the Board of Directors approved the immediate vesting of all unvested stock options awarded to all employees of our Company. Shares unexercisable represent only shares granted in 2006 and thereafter.

(2)	The fair market value of the Company’s common stock at the end of the fiscal year was $49.12 per share.

(3)	Options will vest equally in one-fifth increments on the first five anniversaries of the date of grant.

(4)	Options will vest equally in one-seventh increments on the first seven anniversaries of the date of grant.

(5)	Phantom stock awards, including dividend equivalent units, will vest in one-fourth increments over a 5-year period commencing with the second anniversary of the date of grant.

(6)	Phantom stock awards, including dividend equivalent units, will vest in one-sixth increments over a 7-year period beginning with the second anniversary of the date of grant.

(7)	Restricted stock awards will vest in one-fifth increments over a 5-year period commencing with the first anniversary of the date of grant.

(8)	Restricted stock awards will vest in one-seventh increments over a 7-year period commencing with the first anniversary of the date of grant.

Option Exercises and Stock Vested

The following table sets forth the amount realized by each Named Executive Officer as a result of the exercise of stock options and vesting of stock awards in 2012.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Daryl G. Byrd	21,000	$ 484,000	12,090(1)	$ 625,550	(1)

Anthony J. Restel	5,625	$ 96,624	5,723(2)	$ 285,440	(2)

Michael J. Brown	18,125	$ 283,968	8,751(2)	$ 446,182	(2)

John R. Davis	5,125	$ 82,871	6,973(2)	$ 351,722	(2)

Jefferson G. Parker	-	-	7,204(3)	$ 362,672	(3)

(1)	Includes 243 shares of phantom stock awards at a value of $12,099.
(2)	Includes 692 shares of phantom stock awards at a value of $32,382.
(3)	Includes 1,685 shares of phantom stock awards at a value of $85,711.

Non-Qualified Deferred Compensation

We offer a select group of management and highly compensated key associates the right to participate in a Non-Qualified Deferred Compensation Plan. Initially under the Plan, the participants could elect to defer up to 100% of their annual base salary or incentive compensation, including incentive bonuses, service bonuses, and commissions. In 2011, the Compensation Committee approved a change in the maximum deferral from 100% to 90%, effective for 2012. The Plan allows for discretionary employer contributions. The investment options available under the Non-Qualified Deferred Compensation Plan are similar to those available under the Company’s 401(k) plan. Earnings are credited to the account based on the performance of the investment options selected. Participants vest immediately in their deferrals. As a general rule, payment terms of deferred amounts and investment options are determined by the participant during enrollment and are subject to a deferral of at least two years, except under certain qualifying events, including the participant’s separation from service, a change in control, an unforeseeable emergency, or death. Payment shall be made in a single lump sum payment or, in the event of a separation from service after reaching age 65, disability, or scheduled in-service distribution, in equal annual installments over the period specified by the participant, not to exceed five years. The following table shows certain information for Named Executive Officers under the Corporation’s Non-Qualified Deferred Compensation Plan. Messrs. Byrd, Restel, Davis and Parker are the Named Executive Officers currently participating in the Company’s Non-Qualified Deferred Compensation Plan.

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contribution in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Daryl G. Byrd	$12,018(1)	$150,000(4)	$ (3,063)	-	$ 290,190
Anthony J. Restel	-	-	$ 27,558	-	$ 235,013
Michael J. Brown	-	-	-	-	-
John R. Davis	$112,500(2)	-	$ 16,357	-	$ 184,409
Jefferson G. Parker	$ 26,000(3)	-	$ 2,837	-	$ 47,624

(1)	Mr. Byrd’s contribution includes $12,018 from vested phantom stock payments.

(2)	Mr. Davis’ contribution includes $112,500 of his bonus for 2012 as set forth in the “Summary Compensation Table.”

(3)	Mr. Parker’s contribution includes $26,000 of his base pay as set forth in the “Summary Compensation Table.”

(4)

Company contribution in 2012 attributable to 2011 service. The company contribution to the Non-Qualified Deferred Compensation Plan attributable to 2012 was made after December 31, 2012 and is not reflected in the aggregate year-end balance for Mr. Byrd. These amounts are also included in the “All Other Compensation” column of the Summary Compensation Table.

Equity Compensation Plan Information

The following table provides information concerning securities authorized for issuance under equity compensation plans, the weighted average price of such securities and the number of securities remaining available for future issuance, as of December 31, 2012.

Equity Compensation Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights (1)	Number of securities remaining and available for future issuance (2)

Plans approved by shareholders	1,728,330(3)	$ 51.44	688,943
Plans not approved by shareholders	45,947(4)	$ 52.40	-

Total	1,774,277	$ 51.48	688,943

(1)	Restricted stock shares were not included when calculating the weighted-average exercise price.

(2)

Remaining shares available for issuance include 43,993 shares under the 2005 Incentive Compensation Plan, 838 shares under the 2008 Incentive Compensation Plan, and 644,112 shares under the 2010 Stock Incentive Plan. Shares remaining to be issued under the 2005 and 2008 Incentive Compensation Plans, as well as the 2010 Stock Incentive Plan can be issued either as a restricted stock grant or upon exercise of stock options issued subsequent to December 31, 2012.

(3)

Number of securities includes 71, 18,720, 63,680, 145,247, and 310,057 shares of unvested restricted stock granted under the Management Recognition and Retention Plan, 2001 Incentive Compensation Plan, 2005 Incentive Compensation Plan, 2008 Incentive Compensation Plan, and 2010 Stock Incentive Plan, respectively.

(footnotes continued on following page)

(4)

Includes 427 shares under the Supplemental Stock Option Plan of 1999. The aggregate number of shares authorized for issuance pursuant to this plan was 31,248. Includes 16,268 shares available for issuance under the OMNI BANCSHARES, Inc. Amended and Restated Performance and Equity Incentive Plan, which was assumed by the Company in its acquisition of OMNI BANCSHARES, Inc. on June 1, 2011. The aggregate number of shares authorized for issuance at the date of acquisition was 41,979. Also includes 29,252 shares available for issuance under the Florida Gulf Bancorp, Inc. Officers’ and Employees’ Stock Option Plan, which was assumed by the Company in its acquisition of Florida Gulf Bancorp, Inc. on July 31, 2012. The aggregate number of shares authorized for issuance at the date of acquisition was 32,863.

Potential Payments Upon Termination or Change in Control

The Company provides benefits to the Named Executive Officers upon certain terminations of employment from the Company. These benefits are in addition to the benefits to which the executives would be entitled upon a termination of employment generally (i.e., vested retirement benefits accrued as of the date of termination, stock awards that have vested as of the date of termination and the right to elect continued health coverage pursuant to COBRA). The incremental benefits payable to the executives are described below.

We have entered into Change in Control Severance Agreements with members of senior management, including each of our Named Executive Officers other than Mr. Byrd. Except for these agreements, and our broad-based severance policy, none of our Named Executive Officers, other than President and Chief Executive Officer Byrd, have employment arrangements. Mr. Byrd’s employment agreement requires payment of compensation and/or benefits under various termination of employment situations. In addition to change in control payments consistent with those of the other Named Executive Officers, if Mr. Byrd’s employment had been terminated at December 31, 2012, he would have been entitled to (i) a salary of $2,152,500 and benefits of $62,040, in the event of termination other than for Cause, death or disability, (ii) annual compensation of $861,000, benefits of $31,500, and any appropriate bonus as determined by the Compensation Committee, in the event of termination due to death, and (iii) $31,500 in benefits in the event of termination due to disability. These agreements are described more fully in the “Compensation Discussion and Analysis” section of this Proxy Statement.

In 2000, we entered into separate Change in Control Severance Agreements with John R. Davis and Michael J. Brown providing for severance pay and benefits to the individual upon voluntary resignation within 30 days after a Change in Control of IBERIABANK Corporation, as defined, or if within three years of a Change in Control the individual resigns for Good Reason, as defined, or is terminated by the Company or its successor without Just Cause, as defined. In 2006, we amended and restated the 2005 Change in Control Severance Agreement with Anthony J. Restel, and in 2009, we entered into a separate Change in Control Severance Agreement with Jefferson G. Parker. The severance payment is 100% in the case of Mr. Davis, Mr. Brown, Mr. Parker and Mr. Restel, of each individual’s “Code Section 280G Maximum.” In addition, each will be entitled to continued medical and life benefits at our expense for 39 months following termination of employment. We will also make the individual whole for any excise tax imposed by the Internal Revenue Code with respect to any payments under the agreement. Each of these agreements was amended in 2008 to comply with the deferred compensation requirements of Internal Revenue Code section 409A.

As of December 31, 2012, Named Executive Officers held unexercisable options to purchase common stock and unvested shares of restricted common stock listed in the Outstanding Equity Awards table above.

The following table quantifies the estimated Change in Control payment that would have been payable to each Named Executive Officer assuming a Change in Control had occurred on December 31, 2012, and other requirements for payment had been met.

Name	Cash Severance	Stock Option Acceleration(1)	Restricted and Phantom Stock Acceleration (2)	Benefits (3)	Tax Payments(4)	Total

Daryl G. Byrd	7,503,693	-	2,967,081	80,669	3,354,407	13,905,850

Anthony J. Restel	1,975,766	-	1,182,893	59,334	957,665	4,175,658

Michael J. Brown	4,148,741	-	1,548,285	66,139	1,793,037	7,556,202

John R. Davis	3,536,691	-	1,206,324	75,195	1,594,688	6,412,898

Jefferson G. Parker	2,295,656	8,285	1,919,069	77,335	1,244,279	5,544,624

(1)

Assumes the immediate vesting of all unvested in-the-money stock options and the associated cash proceeds resulting from a same day sale exercise of only those previously unvested stock options using the fair market value of our common stock at December 31, 2012, of $49.12.

(2)	Assumes the immediate vesting of all unvested restricted and phantom stock upon a Change in Control using the fair market value of our common stock at December 31, 2012, of $49.12.

(3)	Represents the cost to continue medical insurance, life insurance, long-term disability and other benefits for a period of 39 months following termination.

(4)

Represents taxes associated with “excess parachute payments.” These taxes include any excise tax imposed under Section 4999 of the Internal Revenue Code as well as any federal, state or local tax resulting from the excise tax payment.

DIRECTOR COMPENSATION

The following table provides information concerning the fees and other compensation of the Board of Directors for the year ended December 31, 2012:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)(3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($) (2)	Total ($)

William H. Fenstermaker	$ 60,000	$ 48,710	N/A	N/A	N/A	$ 2,720	$ 111,430

E. Stewart Shea, III	$ 50,004	$ 48,710	N/A	N/A	N/A	$ 2,720	$ 101,434

Elaine D. Abell	$ 50,004	$ 48,710	N/A	N/A	N/A	$ 2,720	$ 101,434

Harry V. Barton, Jr.	$ 50,004	$ 48,710	N/A	N/A	N/A	$ 2,720	$ 101,434

Ernest P. Breaux, Jr.	$ 50,004	$ 48,710	N/A	N/A	N/A	$ 2,720	$ 101,434

John N. Casbon	$ 50,004	$ 48,710	N/A	N/A	N/A	$ 3,459(4)	$ 102,173

O. Miles Pollard, Jr.	$ 50,004	$ 48,710	N/A	N/A	N/A	$ 2,720	$ 101,434

David H. Welch	$ 50,004	$ 48,710	N/A	N/A	N/A	$ 2,720	$ 101,434

John E. Koerner, III	$ 43,825	$ 48,710	N/A	N/A	N/A	$ 1,020	$ 93,555

Angus R. Cooper, II	$ 12,501	--	N/A	N/A	N/A	--	$ 12,501

(1)	Represents the grant date fair value of restricted stock awards granted in 2012.

(footnotes continued on following page)

(2)	Represents dividends paid on shares of restricted common stock unvested as of the dividend payment date.

(3)

Each outside director was granted 1,000 shares of restricted stock on May 21, 2012 with a grant date fair value of $48.71 per share. Awards become vested and non-forfeitable in three equal annual installments as of the Annual Shareholder’s Meetings subsequent to the date of the award. At December 31, 2012 all directors except Messrs. Koerner and Cooper have 2,000 shares of unvested restricted stock outstanding. Mr. Koerner has 1,000 shares outstanding. At December 31, 2012 Messrs. Fenstermaker, Shea, Barton, Casbon and Pollard and Ms. Abell have 3,125 outstanding stock options that expire on June 22, 2014.

(4)	Includes other personal benefits of $739.

Cash and Stock Payments.  Each director who is not employed (referred to as outside directors or non-management directors) is paid a fee of $4,167 per month, except for the Chairman who receives a fee of $5,000 per month. Members of the Board of Directors receive no additional compensation for their participation on any committee or for other services as our directors.

During 2012, the Compensation Committee authorized each outside director to receive 1,000 shares of restricted stock (which were valued based on the closing price of the common stock as of the date of the award of $48.71). All of these shares of restricted stock will vest over a three-year period, and the total value of these awards will generally be allocated over these three-year vesting periods. The Company did not issue any stock options or non-equity incentive compensation to any member of its Board of Directors. In addition, the Company does not sponsor a defined benefit pension plan and has not paid other forms of compensation as defined in Item 402(j) to its Board of Directors during 2012.

The Compensation Committee annually reviews and makes recommendations regarding director compensation. These recommendations are based upon, among other things, the Committee’s consideration of compensation paid to directors of comparable financial institutions.

Other Benefits.   Our Bylaws require us to indemnify our directors and officers to the fullest extent permitted by law so that they will be free from undue concern about personal liability in connection with their service to IBERIABANK Corporation. We also provide our directors with customary directors and officers liability insurance coverage.

EXECUTIVE OFFICERS

The Board of Directors elects executive officers annually following an annual meeting of shareholders to serve until the meeting of the Board following the next annual meeting. The following table sets forth the name of each executive officer and the principal position he or she holds.

Name	Age	Position
Daryl G. Byrd	58	President and Chief Executive Officer
Michael J. Brown	49	Vice-Chairman and Chief Operating Officer
Jefferson G. Parker	60	Vice-Chairman and Managing Director of Brokerage, Trust and Wealth Management
Elizabeth A. Ardoin	44	Senior Executive Vice President and Director of Communications, Facilities and Human Resources
John R. Davis	52	Senior Executive Vice President – Mergers and Acquisitions and Investor Relations and Director of Finance Strategy and Mortgage
Anthony J. Restel	43	Senior Executive Vice President and Chief Financial Officer
George J. Becker, III	72	Executive Vice President and Director of Corporate Operations
Barry F. Berthelot	63	Executive Vice President and Director of Organizational Development
J. Randolph Bryan	45	Executive Vice President and Chief Risk Officer
Robert M. Kottler	54	Executive Vice President and Director of Retail and Small Business
H. Spurgeon Mackie, Jr.	62	Executive Vice President and Executive Credit Officer
H. Gregg Strader	55	Executive Vice President and Chief Credit Officer
Robert B. Worley, Jr.	53	Executive Vice President, General Counsel and Secretary

DARYL G. BYRD has served as our President since 1999 and as Chief Executive Officer since 2000. He also serves as President and Chief Executive Officer of IBERIABANK.

MICHAEL J. BROWN has served as Senior Executive Vice President since 2001. In 2009, Mr. Brown was appointed Vice-Chairman and Chief Operating Officer. Mr. Brown is responsible for management of all of our banking markets.

JEFFERSON G. PARKER has served as our Vice-Chairman and Managing Director of Brokerage, Trust, and Wealth Management since 2009. From 1976 to 2009, Mr. Parker worked for Howard Weil, Inc., an energy research and investment-banking boutique serving institutional investors. He served as President of Howard Weil from 2004 to 2009. Mr. Parker served on our Board of Directors from 2001 to 2009. Upon his employment by the Company, Mr. Parker resigned as a member of our Board of Directors.

ELIZABETH A. ARDOIN joined the Company in 2002 as Senior Vice President and Director of Communications, after serving as Publisher for The Times of Acadiana. In 2005, she was promoted to Executive Vice President continuing to serve in the same capacity for the organization. In 2010, she was assigned responsibility for Facilities in addition to her Communications role. In February 2013, she was promoted to Senior Executive Vice President. As Senior Executive Vice President, Ms. Ardoin also oversees the Company’s Human Resources function.

JOHN R. DAVIS has served as Senior Executive Vice President – Mergers and Acquisitions and Investor Relations since 2001. He also serves as Director of Finance Strategy and Mortgage.

ANTHONY J. RESTEL has served as Senior Executive Vice President and Chief Financial Officer since 2005. Mr. Restel was hired as Vice President and Treasurer in 2001 and previously served as Chief Credit Officer of each of our subsidiary financial institutions.

GEORGE J. BECKER, III served as Executive Vice President and Director of Organizational Development from 2005 until 2007. In 2007, he assumed the position of Director of Corporate Operations. Mr. Becker, a Certified Public Accountant, also served as Secretary of IBERIABANK Corporation and each of its subsidiaries until 2011.

BARRY F. BERTHELOT joined the Company in 2010 as Executive Vice President and Director of Organizational Development. He was owner of and principal consultant to Family Business Advisors L.L.C. from 2009 – 2010. From 1997 – 2009, he served as President of the Acadiana commercial bank market for JP Morgan Chase.

J. RANDOLPH BRYAN joined the Company in 2012 and has served as Executive Vice President and Chief Risk Officer since July 2012. Mr. Bryan previously served as Director of Strategic Initiatives and Mergers and Acquisitions prior to becoming Chief Risk Officer. Prior to joining the Company, Mr. Bryan served as Chief Operating Officer for First Southern Bancorp in Boca Raton, Florida from February 2010 to April 2012. Prior to that, the majority of Mr. Bryan’s banking career was spent at Capital One/Hibernia National Bank, where he held a number of different leadership roles over a 13-year period, including responsibility for Capital One’s Banking Sales Arena, which included marketing and delivery channel management, national direct banking, customer experience, corporate communications, and public relations.

ROBERT M. KOTTLER has served as Executive Vice President and Director of Retail and Small Business since 2011. Mr. Kottler is responsible for the Retail Segment, including retail operations, consumer lending, credit cards, sales, retail training and small business. Previously, he was Executive Vice President for Small Business Banking at Capital One Bank from May 2006 to March 2011. Prior to that, he was Senior Executive Vice President and Chief Sales Support Officer for Hibernia Corporation.

H. SPURGEON MACKIE, JR. has served as Executive Vice President and Executive Credit Officer since 2010. Prior to joining the Company, Mr. Mackie served as Executive Director of the Community Foundation of Gaston County, Inc. from August 2006 to March 2010. Prior to that, he worked for First Union/Wachovia in numerous capacities for 32 years, including Area President, Chief Credit Officer for Interstate Banking, and Chief Risk Officer for the General Bank, among others.

H. GREGG STRADER has served as Executive Vice President and Chief Credit Officer since 2009. Mr. Strader previously served as our Senior Credit Officer and led our Special Assets Department and our Business Credit Services group. Prior to joining the Company in July 2009, he worked for First Union/Wachovia in a number of line and senior credit roles for 23 years. From 2005 until 2008, he served as Chief Real Estate Risk Officer for Wachovia Corporation and from 2008 until 2009 served as Head of the General Bank’s and Capital Markets’ real estate workout team.

ROBERT B. WORLEY, JR. has served as Executive Vice President, General Counsel and Secretary since his appointment in 2011. Before joining the Company, Mr. Worley practiced law in New Orleans with the Jones Walker law firm, where he was a partner, and had served as the Chairman of the firm’s Professional Employment Committee and on the firm’s Board of Directors. Before that, Mr. Worley was a shareholder (partner) in The Kullman Firm, a law firm in New Orleans. He has practiced law for 28 years.

CERTAIN TRANSACTIONS

Our directors, executive officers, and members of their immediate families, as well as organizations with which they are affiliated, were customers of IBERIABANK during 2012. All loans to our related persons – as defined in Instruction 1 to Item 404(a) of Regulation S-K – were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those provided at the time for comparable loans with persons not related to the lender, and did not involve more than the normal risk of collectability or present other unfavorable features.

The Sarbanes-Oxley Act of 2002 generally prohibits a public company from extending or renewing credit or arranging the extension or renewal of credit to an officer or director. However, this prohibition does not apply to loans made by depository institutions such as IBERIABANK that are insured by the Federal Deposit Insurance Corporation and are subject to the insider lending restrictions of the Federal Reserve Board’s Regulation O. Accordingly, we permit our directors and executive officers, their family members and their related interests, to establish and maintain banking and business relationships in the ordinary course of business with IBERIABANK. With respect to lending activities, IBERIABANK has policies governing affiliate and insider lending transactions. These policies prohibit extensions of credit to “insiders,” as defined in the policies, unless the extension of credit:

—

is made in the ordinary course of business on substantially the same terms (including interest rates and collateral) as, and following credit underwriting procedures that are not less stringent than, those prevailing at the time for comparable transactions with members of the general public; and

—	does not involve more than the normal risk of repayment or present other unfavorable features.

Audit Committee review is required for any lending transaction that alone or together with other extensions of credit to an “insider” exceeds $120,000 and does not meet the criteria noted above or which becomes a past due, nonaccrual, restructured or a potential problem loan as of year-end under applicable SEC rules. Also, in compliance with Regulation O, a majority of the Board of Directors of IBERIABANK must approve in advance any extension of credit to any director or executive officer or any of their related entities where the aggregate lending relationship exceeds $500,000. A director with an interest in the extension of credit must abstain from voting or participating in the discussion and approval of the extension of credit.

An extension of credit covered by Regulation O to executive officers must be promptly reported to the Board of Directors of IBERIABANK; preceded by the submission of a detailed personal financial statement; and made subject to the written provision that the loan will, at the option of IBERIABANK, be due and payable at any time that the executive officer is indebted to any other bank or banks in an amount greater than the dollar thresholds set forth above.

In order to promote compliance with applicable laws, regulations and rules pertaining to “insider” lending transactions discussed above, we have appointed an officer to assist in identifying and reviewing pertinent transactions with identified “insiders.” The officer annually receives lists of all directors and executive officers of the Company and IBERIABANK and any other subsidiaries, as well as a list of our principal shareholders, if any. The information collected from directors and executive officers includes the names of these individuals and their family members, as well as the names of their related interests, which are referred to as “covered entities.” The officer will promptly notify in the event the officer detects an extension of credit to an “insider” that appears to violate the policy.

PROPOSAL II - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors, subject to shareholder ratification, currently intends to appoint the firm of Ernst & Young LLP, independent certified public accountants, to serve as our independent registered public accounting firm and to perform the audit of the financial statements for the fiscal year ending December 31, 2013, and further directed that the selection of auditors be submitted for ratification by the shareholders at the Annual Meeting.

Representatives of Ernst & Young LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate shareholder questions.

Shareholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm is not required by our Bylaws or other applicable legal requirements. However, the Audit Committee is submitting the selection of Ernst & Young LLP to the shareholders for ratification as a matter of good corporate practice. In the event shareholders fail to ratify the appointment, the Audit Committee may reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines that such a change would be in our and the shareholders’ best interests.

Audit Fees and Other Matters

Ernst & Young LLP provided audit services to us consisting of the annual audit of our 2011 and 2012 consolidated financial statements contained in our Annual Reports on Form 10-K and reviews of the financial statements contained in our Quarterly Reports on Form 10-Q for 2011 and 2012.

The following table discloses the aggregate fees for professional services performed by Ernst & Young LLP in fiscal years 2011 and 2012.

Fee Category	Fiscal Year 2011	% of Total	Fiscal Year 2012	% of Total

Audit Fees(1)	$2,034,576	100%	$2,019,032	94.0%
Audit-related Fees(1)	--	--	$42,750	2.0%
Tax Fees	--	--	$3,088	0.2%
All Other Fees(1)	--	--	$81,301	3.8%

Total Fees	$2,034,576	100%	$2,146,171	100%

(1) Fees include reimbursement of expenses incurred.

Audit Fees - These are fees related to professional services rendered in connection with the audit of our annual financial statements, reviews of the financial statements included in each of our Quarterly Reports on Form 10-Q, comfort letters and consents, and accounting consultations that related to the audited financial statements and were necessary to comply with generally accepted auditing standards.

Audit-related Fees – These fees consist primarily of other audits and attest services, financial accounting, reporting and compliance matters. No such services were provided during 2011.

Tax Fees – These are fees billed for professional services related to tax compliance, tax advice and tax planning, including services provided in connection with assistance in the preparation and filing of tax returns. No such services were provided during 2011.

All Other Fees – These are fees for all other permissible services that do not meet the above category descriptions. Fees during 2012 were related to compliance consulting services. No such services were provided during 2011.

Pre-approval Policy

The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the independence of Ernst & Young LLP. The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee or the Chairman of the Audit Committee may also pre-approve particular services on a case-by-case basis.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE COMPANY’S SHAREHOLDERS VOTE “FOR” RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors is composed of three non-employee directors. The Board has made a determination that the members of the Audit Committee satisfy the listing standards of NASDAQ as to independence, financial literacy and experience. The responsibilities of the Audit Committee are set forth in the Charter of the Audit Committee, as adopted by the Board of Directors of the Company. This is a report on the Committee’s activities relating to fiscal year 2012.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements for fiscal year 2012 with the Company’s management, including a discussion of the quality, not just the acceptability, of the accounting principles, underlying estimates and significant judgments used in the financial statements. Management has the responsibility for the preparation of the Company’s financial statements. Management represented to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles.

The Audit Committee reviewed the audited financial statements with the independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of those statements with generally accepted accounting principles, and discussed with the independent registered public accounting firm their judgments as to the quality, not just the acceptability, of the Company’s accounting principles. The Audit Committee also discussed with the independent accounting firm the matters required to be discussed by Statement on Auditing Standards No. 114, “The Auditor’s Communication With Those Charged With Governance”, as currently in effect.

The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by Rule 3526, “Communication with Audit Committee Concerning Independence”, of the Public Company Accounting Oversight Board, as currently in effect, and the Audit Committee has discussed with the independent registered public accounting firm its independence.

The Audit Committee also considered the compatibility of non-audit services with the independent registered public accounting firm’s independence. In assessing requests for services by the independent registered public accounting firm, the Audit Committee considers whether the independent registered public accounting firm is likely to provide the most effective and efficient services based upon their familiarity with the Company and whether the services could enhance the Company’s ability to manage or control risk or improve audit quality.

The Audit Committee discussed with the Company’s internal auditors and the independent registered public accounting firm the overall scope and plans for their respective audits. The Committee met with the internal auditors and the independent registered public accounting firm, with and without management present, to discuss the results of their audits, their evaluations of the Company’s systems of internal controls and the overall quality and adequacy of the Company’s financial reporting. The Audit Committee discussed with management, the internal auditors and the independent registered public accounting firm the internal audit function’s organization, responsibilities, budget and staffing. Both the internal auditors and independent registered public accounting firm have unrestricted access to the Audit Committee. The Audit Committee held 10 meetings during fiscal year 2012.

The Audit Committee received reports throughout the year on the Company’s internal controls for compliance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and the rules promulgated there under. The Audit Committee will continue to obtain updates by management on the process and has reviewed management’s and the independent registered public accountants evaluation of the Company’s system of internal controls included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the Securities and Exchange Commission (“SEC”).

The Audit Committee, or its Chairman, met with, or held telephonic discussions with, the independent registered public accounting firm and management prior to the release of the Company’s quarterly and annual financial information or the filing of any such information with the SEC. In reliance on the reviews and discussions referred to above, the Audit Committee also recommended that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2012, for filing with the SEC. Subject to shareholder ratification, the Audit Committee currently intends to appoint the independent registered public accounting firm, Ernst & Young LLP for the fiscal year ending December 31, 2013.

THE AUDIT COMMITTEE:

Harry V. Barton, Jr., Chairman

O. Miles Pollard, Jr.

John E. Koerner, III

PROPOSAL III – ADVISORY VOTE ON EXECUTIVE COMPENSATION

At the 2012 Annual Meeting, our shareholders were provided the opportunity to cast an advisory vote to approve the compensation of our Named Executive Officers, also commonly known as a “say on pay” proposal. The Company’s shareholders overwhelmingly approved of the Company’s executive compensation program, with more than 95% of the votes cast in favor of the proposal. At the 2011 Annual Meeting, shareholders were also asked to recommend how often shareholders should be given the opportunity to cast a “say on pay” vote. Over 90% of the votes cast were for the “Every Year” option, and this option was later approved by the Board. As a result and as required pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, we are again providing shareholders the opportunity to cast an advisory vote to approve Named Executive Officer compensation.

The Compensation Committee and the Board strongly support our executive compensation programs and ask shareholders to vote on the following advisory resolution:

Resolved, that compensation paid to the Company’s Named Executive Officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including “Compensation Discussion and Analysis”, the compensation tables, and the related narrative discussion is hereby approved.

A substantial percentage of our executives’ compensation is tied to financial and other Company performance that the Compensation Committee and the Board of Directors believe have created long-term shareholder value and positioned the Company for long-term success. As described more fully under “Compensation Discussion and Analysis”, a combination of base compensation, discretionary bonuses and long-term incentive awards enable the Company to attract and maintain top talent while, at the same time, creating a close relationship between performance and compensation. The Compensation Committee and the Board of Directors believe that the compensation awarded to our Named Executive Officers under current arrangements fulfills these objectives.

Shareholders are urged to read the discussion under “Compensation Discussion and Analysis” in this Proxy Statement, which describes in detail how our compensation policies and procedures complement our compensation philosophy. As described therein, our executives’ compensation is incentive-based and tied to Company performance.

We have navigated the financial crisis significantly better than our peers and much of the banking industry. Over the period of 2008 through 2012, we reported quarterly profits every quarter and never reduced our quarterly cash dividends to shareholders. We reported aggregate net income of $377 million and paid $160 million in cash dividends to shareholders over the five-year period. We were the first financial institution holding company in the United States to redeem preferred stock associated with the Capital Purchase Program under the Troubled Asset Relief Program (“TARP”), and the second bank in the country to buy back the stock warrants. In 2011 and 2012, we completed four acquisitions that significantly grew our asset base, expanded our banking operations in Louisiana and Florida, and grew our wealth management business in Florida. In addition, during the five-year period, we successfully completed five FDIC-assisted failed bank acquisitions and received net proceeds of $603 million from the public sale of common stock with little dilution to shareholders. While much of the banking industry struggled during this period, our asset quality measures and capital ratios are among the best in the industry. Our Company continues to be well positioned for continued organic growth and favorable acquisition opportunities.

Although this advisory vote will be non-binding, it will serve as a recommendation to the Compensation Committee and the Board of Directors. The Compensation Committee and the Board will seriously consider the voting results in connection with their ongoing evaluation of the Company’s executive compensation arrangements. The next such shareholder advisory vote will occur at the 2014 Annual Meeting.

The Board of Directors recommends a vote FOR the approval of the advisory resolution set forth above.

SHAREHOLDER PROPOSALS

Any proposal which a shareholder wishes to have included in the proxy materials relating to the next Annual Meeting of Shareholders must be in compliance with Rule 14a-8 under the 1934 Act and received at our principal executive offices, 200 West Congress Street, Lafayette, Louisiana 70501, Attention: Robert B. Worley, Jr., Secretary, no later than December 13, 2013. With respect to the 2014 Annual Meeting of Shareholders, if we are not provided notice of a shareholder proposal by such date, it will not be included in our Proxy Statement and form of proxy.

Shareholder proposals which are not submitted for inclusion in our proxy materials may be brought before an annual meeting pursuant to Article 9D of our Articles of Incorporation, which provides that the shareholder must give timely notice thereof in writing to our Secretary, setting forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the proposal desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on our books, of the shareholder proposing such business and, to the extent known, any other shareholders known by such shareholder to be supporting such proposal, (c) the class and number of shares of our capital stock which are beneficially owned by the shareholder on the date of such shareholder notice and, to the extent known, by any other shareholders known by such shareholder to be supporting such proposal on the date of such shareholder notice, and (d) any financial interest of the shareholder in such proposal (other than interests which all shareholders would have). To be timely with respect to the Annual Meeting of Shareholders to be held in 2014, a shareholder’s notice must be delivered to, or mailed and received at, our principal executive offices no later than 60 days prior to the anniversary date of the immediately preceding Annual Meeting of Shareholders, or March 7, 2014. With respect to the 2014 Annual Meeting of Shareholders, if we do not receive a shareholder’s notice by such date, proxy holders will be allowed to use their discretionary authority to vote on such proposal without any discussion of the matter in the Proxy Statement.

In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a shareholder’s notice as described above.

OTHER MATTERS

Management is not aware of any business to come before the Annual Meeting of Shareholders other than the matters described above in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting as to which proxies in the accompanying form confers discretionary authority; the persons named therein will vote such proxies as determined by a majority of the Board of Directors.

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2012, AS FILED WITH THE SEC, WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO THE SECRETARY, IBERIABANK CORPORATION, 200 WEST CONGRESS STREET, 12TH FLOOR, LAFAYETTE, LOUISIANA 70501.

By Order of the Board of Directors

Robert B. Worley, Jr.
Secretary

Lafayette, Louisiana

April 12, 2013

Important Notice Regarding the Availability of Proxy Materials for the

2013 Annual Meeting of Shareholders to be held on May 6, 2013

This Notice and Proxy Statement, the Company’s 2012 Annual Report to Stockholders and the Company’s

Annual Report on Form 10-K for the year ended December 31, 2012 are available electronically at

http://www.iberiabank.com/Proxy2013

z	REVOCABLE PROXY IBERIABANK Corporation	{

ANNUAL MEETING OF SHAREHOLDERS May 6, 2013

The undersigned shareholder(s) of IBERIABANK Corporation (the “Company”) as of March 20, 2013, hereby appoint(s) Harry V. Barton, Jr. and E. Stewart Shea, III, or either of them, with full powers of substitution, as attorneys and proxies to represent the undersigned at the Annual Meeting of Shareholders of the Company to be held in the Cabildo Room at the Hotel Inter-Continental, 444 St. Charles Avenue, New Orleans, Louisiana, on Monday, May 6, 2013, at 4:00 p.m., Central Time, and at any adjournment thereof, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present.

Mark here if you plan to attend the meeting.	☐

Mark here for address change.	☐

IMPORTANT ANNUAL MEETING INFORMATION
Important Notice Regarding the Availability of Proxy materials for the Annual Meeting of Shareholders to be held on May 6, 2013 is available electronically at http://www.iberiabank.com/Proxy2013

FOLD HERE – PLEASE DO NOT DETACH – PLEASE ACT PROMPTLY PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE

	For	With- hold	For All Except
1. Election of Directors	☐	☐	☐
Nominees for a three-year term expiring in 2016:

(01) Elaine D. Abell	(02) William H. Fenstermaker
(03) O. Miles Pollard, Jr.	(04) Angus R. Cooper, II
INSTRUCTION: To withhold authority to vote for any nominee(s), mark “For All Except” and write that nominee(s’) name(s) or number(s) in the space provided below.

Please be sure to date and sign this proxy card in the box below.	Date

Sign above	Co-holder (if any) sign above

PLEASE SIGN THIS PROXY EXACTLY AS YOUR NAME APPEARS ON THIS PROXY. WHEN SIGNING IN A REPRESENTATIVE CAPACITY, PLEASE GIVE TITLE. WHEN SHARES ARE HELD JOINTLY, EACH HOLDER MAY SIGN BUT ONLY ONE HOLDER NEED SIGN.

		For	Against	Abstain
2.	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2013.	☐	☐	☐

		For	Against	Abstain
3.	Advisory vote to approve Named Executive Officer compensation.	☐	☐	☐

4.	In their discretion, on other business as may properly come before the Annual Meeting.

The Board of Directors recommends a vote “FOR” proposals 1, 2 and 3 listed hereon.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. SHARES WILL BE VOTED AS SPECIFIED. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2 AND 3. IF ANY OTHER BUSINESS IS PRESENTED AS TO WHICH THIS PROXY CONFERS DISCRETIONARY AUTHORITY, THIS PROXY WILL BE VOTED AS DETERMINED BY A MAJORITY OF THE BOARD OF DIRECTORS. YOU MAY REVOKE THIS PROXY AT ANY TIME BEFORE THE TIME IT IS VOTED AT THE ANNUAL MEETING.

x	3802	y

z	REVOCABLE PROXY IBERIABANK Corporation	{

YOUR VOTE IS IMPORTANT! PROXY VOTING INSTRUCTIONS

Shareholders of record have three ways to vote:
1. By Telephone (using a Touch-Tone Phone); or
2. By Internet; or
3. By Mail.

To Vote by Telephone:

Call 1-855-730-0805 Toll-Free on a Touch-Tone Phone anytime prior to 3 a.m., Eastern Time, May 6, 2013.

To Vote by Internet:

Go to http://www.rtcoproxy.com/ibkc prior to 3 a.m., Eastern Time, May 6, 2013.

Please note that the last vote received from a shareholder, whether by telephone, by Internet or by mail, will be the vote counted.

Mark here if you plan to attend the meeting. ☐

Mark here for address change. ☐

IMPORTANT ANNUAL MEETING INFORMATION
Important Notice Regarding the Availability of Proxy materials for the Annual Meeting of Shareholders to be held on May 6, 2013 is available electronically at http://www.iberiabank.com/Proxy2013

FOLD HERE IF YOU ARE VOTING BY MAIL

PLEASE DO NOT DETACH

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE

	For	With- hold	For All Except
1. Election of Directors	☐	☐	☐
Nominees for a three-year term expiring in 2016:

(01) Elaine D. Abell	(02) William H. Fenstermaker
(03) O. Miles Pollard, Jr.	(04) Angus R. Cooper, II
INSTRUCTION: To withhold authority to vote for any nominee(s), mark “For All Except” and write that nominee(s’) name(s) or number(s) in the space provided below.

Please be sure to date and sign this proxy card in the box below.	Date

Sign above	Co-holder (if any) sign above

PLEASE SIGN THIS PROXY EXACTLY AS YOUR NAME APPEARS ON THIS PROXY. WHEN SIGNING IN A REPRESENTATIVE CAPACITY, PLEASE GIVE TITLE. WHEN SHARES ARE HELD JOINTLY, EACH HOLDER MAY SIGN BUT ONLY ONE HOLDER NEED SIGN.

		For	Against	Abstain
2.	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2013.	☐	☐	☐

		For	Against	Abstain
3.	Advisory vote to approve Named Executive Officer compensation.	☐	☐	☐

4.	In their discretion, on other business as may properly come before the Annual Meeting.

The Board of Directors recommends a vote “FOR” proposals 1, 2 and 3 listed hereon.

x

IBERIABANK Corporation – ANNUAL MEETING, MAY 6, 2013

YOUR VOTE IS IMPORTANT!

Proxy Materials are available on-line at:

http://www.iberiabank.com/Proxy2013

You can vote in one of three ways:

1.  Call toll free 1-855-730-0805 on a Touch-Tone Phone. There is NO CHARGE to you for this call.

or

2.  Via the Internet at http://www.rtcoproxy.com/ibkc and follow the instructions.

or

3.  Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

(Continued, and to be marked, dated and signed, on the other side)

REVOCABLE PROXY

IBERIABANK Corporation

ANNUAL MEETING OF SHAREHOLDERS

May 6, 2013

4:00 p.m., Central Time

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder(s) of IBERIABANK Corporation (the “Company”) as of March 20, 2013, hereby appoint(s) Harry V. Barton, Jr. and E. Stewart Shea, III, or either of them, with full powers of substitution, as attorneys and proxies to represent the undersigned at the Annual Meeting of Shareholders of the Company to be held in the Cabildo Room at the Hotel Inter-Continental, 444 St. Charles Avenue, New Orleans, Louisiana, on Monday, May 6, 2013, at 4:00 p.m., Central Time, and at any adjournment thereof, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. SHARES WILL BE VOTED AS SPECIFIED. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2 AND 3. IF ANY OTHER BUSINESS IS PRESENTED AS TO WHICH THIS PROXY CONFERS DISCRETIONARY AUTHORITY, THIS PROXY WILL BE VOTED AS DETERMINED BY A MAJORITY OF THE BOARD OF DIRECTORS. YOU MAY REVOKE THIS PROXY AT ANY TIME BEFORE THE TIME IT IS VOTED AT THE ANNUAL MEETING.

PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR THE INTERNET OR

COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY

IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

3802

z	RETIREMENT SAVINGS PLAN VOTE AUTHORIZATION FORM IBERIABANK Corporation	{

YOUR VOTE IS IMPORTANT! PROXY VOTING INSTRUCTIONS

Shareholders of record have three ways to vote:

1.    By Telephone (using a Touch-Tone Phone); or

2.    By Internet; or

3.    By Mail.

To Vote by Telephone:

Call 1-855-730-0805 Toll-Free on a Touch-Tone

Phone anytime prior to 3 a.m., Eastern Time, on May 6, 2013.

To Vote by Internet:

Go to http://www.rtcoproxy.com/ibkc prior to 3 a.m., Eastern Time, on May 6, 2013.

Please note that the last vote received from a shareholder, whether by telephone, by Internet or by mail, will be the vote counted.

Mark here if you plan to attend the meeting.	☐

Mark here for address change.	☐

IMPORTANT ANNUAL MEETING INFORMATION
Important Notice Regarding the Availability of Proxy materials for the Annual Meeting of Shareholders to be held on May 6, 2013 is available electronically at http://www.iberiabank.com/Proxy2013

FOLD HERE IF YOU ARE VOTING BY MAIL

PLEASE DO NOT DETACH

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE

	For	With- hold	For All Except
1. The election as directors of all nominees listed (unless the “For All Except” box is marked and the instructions below are complied with).	☐	☐	☐

(01) Elaine D. Abell (three-year term) (02) William H. Fenstermaker (three-year term)
(03) O. Miles Pollard, Jr. (three-year term) (04) Angus R. Cooper, II (three-year term)
INSTRUCTION: To withhold authority to vote for any nominee(s), mark “For All Except” and write that nominee(s’) name(s) or number(s) in the space provided below.
RETIREMENT SAVINGS PLAN

Please be sure to date and sign this vote authorization form in the box below	Date

Sign above	Co-holder (if any) sign above

PLEASE SIGN THIS PROXY EXACTLY AS YOUR NAME APPEARS ON THIS PROXY. WHEN SIGNING IN A REPRESENTATIVE CAPACITY, PLEASE GIVE TITLE. WHEN SHARES ARE HELD JOINTLY, EACH HOLDER MAY SIGN BUT ONLY ONE HOLDER NEED SIGN.

		For	Against	Abstain
2.	The ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm of IBERIABANK Corporation for the fiscal year ending December 31, 2013.	☐	☐	☐

		For	Against	Abstain
3.	To consider and approve a non-binding advisory resolution regarding the compensation of the Company’s named executive officers.	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3.

If any other business is brought before the Annual Meeting, this form will be voted by the Trustee in a manner intended to represent the best interest of participants and beneficiaries of the Plan. At the present time, the Company knows of no other business to be brought before the Annual Meeting.

The Trustee is hereby directed to vote my proportionate interest in the common stock of IBERIABANK Corporation in my Plan account as indicated above. If I do not return this form in a timely manner, shares representing my interest in said Plan will be voted in proportion to the manner in which other participants have voted their interests, subject to the determination that such a vote is for the exclusive benefit of Plan participants and beneficiaries.

IF NO INSTRUCTION IS SPECIFIED OR THIS PLAN VOTE AUTHORIZATION FORM IS RETURNED SIGNED WITHOUT INSTRUCTIONS, THIS FORM WILL BE VOTED IN PROPORTION TO THE MANNER IN WHICH OTHER PARTICIPANTS HAVE VOTED THEIR INTERESTS, SUBJECT TO THE DETERMINATION THAT SUCH A VOTE IS FOR THE EXCLUSIVE BENEFIT OF PLAN PARTICIPANTS AND BENEFICIARIES.

I understand that my voting instructions will be kept confidential. I acknowledge receipt of the Notice of Annual Meeting and Proxy Statement, dated April 12, 2013.

Please complete, sign, date and submit this form to Registrar and Transfer Company, in the enclosed postage-paid envelope as soon as possible. Your Confidential Plan Vote Authorization Form must be received by Registrar and Transfer Company no later than Monday, April 29, 2013.

x

IBERIABANK Corporation – ANNUAL MEETING, MAY 6, 2013

YOUR VOTE IS IMPORTANT!

Proxy Materials are available on-line at:

http://www.iberiabank.com/Proxy2013

You can vote in one of three ways:

1.  Call toll free 1-855-730-0805 on a Touch-Tone Phone. There is NO CHARGE to you for this call.

or

2.  Via the Internet at http://www.rtcoproxy.com/ibkc and follow the instructions.

or

3.  Mark, sign and date your vote authorization form and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

(Continued, and to be marked, dated and signed, on the other side)

RETIREMENT SAVINGS PLAN VOTE AUTHORIZATION FORM

IBERIABANK Corporation

ANNUAL MEETING OF SHAREHOLDERS

May 6, 2013

4:00 p.m., Central Time

Solicited on behalf of the Trustee of the IBERIABANK Corporation Retirement Savings Plan

I understand that I have the right to direct the IBERIABANK Corporation Retirement Savings Plan (the “Plan”) trustee (the “Trustee”) to vote my proportionate interest in the common stock of IBERIABANK Corporation held in my Plan account. I have been advised that my voting instructions are solicited for the Annual Meeting of Stockholders of IBERIABANK Corporation to be held at Hotel Inter-Continental, 444 St. Charles Avenue, New Orleans, Louisiana on Monday, May 6, 2013, at 4:00 p.m., Central Time, or an adjournment or postponement thereof (the “Annual Meeting”).

I hereby direct the Trustee to vote my shares as follows:

RETIREMENT SAVINGS PLAN PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR THE INTERNET OR COMPLETE, DATE, SIGN, AND MAIL THIS VOTE AUTHORIZATION FORM PROMPTLY IN THE ENCLOSED POSTAGE-PAID.

TBD

CONFIDENTIAL RETIREMENT SAVINGS PLAN VOTING INSTRUCTIONS

SOLICITED ON BEHALF OF THE TRUSTEE OF THE

IBERIABANK CORPORATION RETIREMENT SAVINGS PLAN

FOR THE ANNUAL MEETING OF THE STOCKHOLDERS TO BE HELD ON MAY 6, 2013

Shares of common stock of IBERIABANK Corporation (the “Company”) are held by the Retirement Savings Plan (the “Plan”) in the participants’ accounts. In accordance with the Plan document, shares of the Company’s common stock held by the Plan are eligible to be counted toward the shareholder vote at the Company’s Annual Meeting of Stockholders to be held at Hotel Inter-Continental, 444 St. Charles Avenue, New Orleans, Louisiana, on Monday, May 6, 2013, at 4:00 p.m., local time (the “Annual Meeting”). Therefore, as a participant in the Plan with an investment in shares of Company common stock as of March 20, 2013, the record date for the Annual Meeting, you are eligible to direct the vote of your proportionate share of the Company common stock held in the Plan.

The 2013 Annual Meeting Proxy Statement and Annual Report of the Company are available at www.iberiabank.com by selecting Investor Relations at the top of the page.

The Principal Trust Company (the “Trustee”) is the trustee of the Plan. The Trustee is directed to vote those shares of the Company common stock held in the Plan proportionately in accordance with the timely voting instructions it receives from participants. The Company has retained Registrar and Transfer Company as its agent to receive the Plan Vote Authorization Form completed by participants in the Plan and to tabulate the results.

The Trustee is forwarding the Confidential Plan Voting Instructions and Plan Vote Authorization Form so that you may convey your individual voting instructions to the Trustee on the matters to be considered at the Annual Meeting and authority to vote on such other business as may properly come before the Annual Meeting or any adjournment thereof. The Company is not aware of any other business to be brought before the Annual Meeting other than as set forth in the accompanying Proxy Statement. Your individual vote will not be revealed to the Company, except as necessary to meet applicable legal requirements. In order to direct the voting of your proportionate share of the Company common stock held in the Plan, you must complete, sign and date the Plan Vote Authorization Form and return it in the accompanying postage-paid envelope to Registrar and Transfer Company, the voting tabulator, at the following address: 10 Commerce Drive, Cranford, New Jersey 07016.

Your Plan Vote Authorization Form must be received by Registrar and Transfer Company no later than Monday, April 29, 2013. Your individual vote will not be revealed to the Company, except as necessary to meet applicable legal requirements.

Your vote and the votes of other participants will be tallied by Registrar and Transfer Company and the results provided to the Trustee who will:

1.	vote the shares held in the Plan on the proposals specified on the Plan Vote Authorization Form, based on the timely voting instructions it has received from participants; and

2.

vote the shares as to which participants have not given timely instructions in the same proportion as the shares for which it has received timely voting instructions to vote so long as such vote is solely in the interests of the participants and beneficiaries and in accordance with the requirements of the Employee Retirement Income Security Act of 1974, as amended. The effect of the foregoing procedure is that all shares of the Company common stock held in the Plan will be voted on the proposals specified on the Plan Vote Authorization Form in the same proportion as the votes timely received from participants.